SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                           SCHEDULE 14C INFORMATION


                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
                    OF THE SECURITIES EXCHANGE ACT OF 1934



Check the appropriate box:
[X] Preliminary Information Statement       [ ]  Confidential, For Use of
                                            the Commission Only (as
                                            permitted by Rule 14c-5(d)(2))
[ ] Definitive Information Statement

                            SUMMIT AUTONOMOUS INC.
               (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

[ ]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and
       0-11

       (1)    Title of each class of securities to which transaction applies:
       (2)    Aggregate number of securities to which transaction applies:
       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):

       (4)    Proposed maximum aggregate value of transaction:
       (5)    Total fee paid:

[ ] Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)    Amount previously paid:

                  $193,479

       (2)    Form, Schedule or Registration Statement No.:

                  Schedule TO

       (3)    Filing Party:

                  Alcon Acquisition Corp.
                  Alcon Holdings Inc.

       (4)    Date Filed:

                  June 5, 2000




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                                                                             2


                          [LOGO OF SUMMIT AUTONOMOUS]
                               21 Hickory Drive
                         Waltham, Massachusetts 02451


                                                     [INSERT DATE]



Dear Stockholder:

     You are cordially invited to attend a Special Meeting of Stockholders, which will be held on [INSERT DATE] at [INSERT LOCATION] at [INSERT TIME], local time.

     As described in the enclosed Information Statement, at the Special Meeting you will be asked to consider and vote upon the merger of Alcon Acquisition Corp., a wholly-owned subsidiary of Alcon Holdings Inc., with and into Summit Autonomous Inc. (the "Company"), pursuant to an Agreement and Plan of Merger, dated as of May 26, 2000. Upon consummation of the merger, each outstanding share of the Company's common stock (other than shares held by the Company and its subsidiaries, Alcon Holdings Inc. and its subsidiaries and dissenting stockholders who perfect their dissenters' rights) will be converted into the right to receive $19.00 in cash, without interest, upon surrender of certificates formerly representing such shares.

     The merger is the second and final step in the acquisition of the Company by Alcon Holdings Inc. The first step was a tender offer by Alcon Acquisition Corp. for all of the outstanding shares of the Company's common stock at a price of $19.00 per share. Alcon Acquisition Corp. purchased 41,944,555 shares pursuant to the tender offer and now owns approximately 89.2% of the outstanding shares of the Company.

     The affirmative vote of holders of two-thirds of the shares of the Company's common stock outstanding and entitled to vote at the Special Meeting is necessary to approve the Agreement and Plan of Merger. Alcon Acquisition Corp. owns a sufficient number of shares to assure approval of the Agreement and Plan of Merger at the Special Meeting and will vote all of its shares in favor of the Agreement and Plan of Merger. As a result, the affirmative vote of any other stockholder will not be required to approve the Agreement and Plan of Merger. In light of the foregoing, the Company has determined not to solicit proxies from its stockholders.

     Your Board of Directors has determined that the terms of the merger are fair to and in the best interests of the Summit Autonomous stockholders. The Board of Directors unanimously recommends that Summit Autonomous stockholders vote "for" approval of the Agreement and Plan of Merger.

     Among the factors considered by the Board of Directors in evaluating the merger was the opinion dated May 26, 2000 of Chase H&Q, the Company's financial advisor, to the effect that as of such date, the cash consideration to be received by the stockholders of the Company pursuant to the tender offer and the merger was fair to such stockholders from a financial point of view. The opinion contains a description of the procedures followed, matters considered and limitation on the review undertaken by Chase H&Q in rendering its opinion. The written opinion of Chase H&Q is attached as Annex B to the enclosed Information Statement and should be read carefully and in its entirety by stockholders.

     Whether or not you plan to attend the Special Meeting, please read the attached Information Statement carefully. THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

     Please do not send any certificates for your stock at this time. You will receive instructions regarding the surrender of your stock certificates and receipt of payment for your shares after the merger is effective.

                                         Sincerely,





                                         Robert J. Palmisano
                                         President and Chief Executive Officer


              This Information Statement is dated [INSERT DATE],
                         and is being mailed to Summit
              Autonomous stockholders on or about [INSERT DATE].

                          [LOGO OF SUMMIT AUTONOMOUS]


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Summit Autonomous Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Summit Autonomous Inc. (the "Company") will be held at [INSERT LOCATION], on [INSERT DATE], at [INSERT TIME], local time, for the following purposes:

     1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 26, 2000, among Alcon Holdings Inc., Alcon Acquisition Corp., a wholly-owned subsidiary of Alcon Holdings Inc., and the Company (the "Merger Agreement"). The Merger Agreement provides, among other things, that in accordance with the relevant provisions of the Massachusetts Business Corporation Law, Alcon Acquisition Corp. will be merged with and into the Company. Following the effective time of the merger, the Company will continue as the surviving corporation and a wholly-owned subsidiary of Alcon Holdings Inc. and each share of the Company's Common Stock, par value $.01 per share (other than shares held by the Company and its subsidiaries, Alcon Holdings Inc. and its subsidiaries and dissenting stockholders who perfect their dissenters' rights), will be automatically converted into the right to receive an amount in cash equal to $19.00, without interest, upon surrender of certificates formerly representing such shares.

     2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     The Board of Directors has specified [INSERT DATE] as the record date for the purpose of determining the stockholders who are entitled to receive notice of and to vote at the Special Meeting. Only holders of the Company's common stock of record at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments or postponements thereof.

     If the Merger Agreement is approved by the stockholders at the meeting and the merger is consummated, any stockholder (1) who files with the Company before the taking of the vote on the approval of such action, a written objection to the proposed action stating that he, she or it intends to demand payment for his, her or its shares if the action is taken and (2) whose shares are not voted in favor of such action, has or may have the right to demand in writing from the Company, within twenty days after the date of mailing to such stockholder of notice in writing that the corporate action has become effective, payment for his, her or its shares and an appraisal of the value thereof. The Company and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 86 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts.

                                 By order of the Board of Directors,


                                 James A. Lightman
                                 Clerk

THE AFFIRMATIVE VOTE OF TWO-THIRDS OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK ENTITLED TO VOTE THEREON IS REQUIRED TO APPROVE THE MERGER AGREEMENT. THE COMPANY IS NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

PLEASE DO NOT SEND ANY SHARE CERTIFICATES REPRESENTING YOUR SHARES AT THIS
TIME.

                               -----------------
     The date of this Information Statement is [INSERT DATE].

                              SUMMARY TERM SHEET

     This summary term sheet highlights selected information from this Information Statement and may not contain all information that is important to you. If you wish to understand the merger fully and you would like a more complete description of the legal terms of the merger, you should carefully read this entire Information Statement and the documents to which it refers. The merger agreement is attached as Annex A to this Information Statement. It is the legal document that governs the merger.

                              THE SPECIAL MEETING

DATE, PLACE AND TIME:                   The special meeting will be held at
                                        [INSERT TIME], local time, on
                                        [INSERT DATE], at [INSERT LOCATION].

PURPOSE OF THE SPECIAL MEETING:         The purpose of the special meeting
                                        is to approve the Agreement and Plan
                                        of Merger dated as of May 26, 2000
                                        among Alcon Holdings Inc., Alcon
                                        Acquisition Corp., a wholly-owned
                                        subsidiary of Alcon Holdings Inc.,
                                        and Summit Autonomous Inc. If the
                                        merger is completed, Summit
                                        Autonomous Inc. will become a
                                        wholly-owned subsidiary of Alcon
                                        Holdings Inc. and you will be
                                        entitled to receive, subject to any
                                        applicable dissenters' rights, $19.00 in cash, without interest, for each share of Summit Autonomous Inc. common stock that you own. See "The Special Meeting".

RECORD DATE:                            The Board of Directors has
                                        fixed the close of business on
                                        [INSERT DATE] as the record date for
                                        determination of the Summit
                                        Autonomous Inc. stockholders entitled
                                        to notice of the special meeting and
                                        entitled to vote at the special
                                        meeting. See "The Special Meeting".

VOTE REQUIRED TO APPROVE                The holders of two-thirds of the
THE MERGER AGREEMENT:                   outstanding shares of Summit
                                        Autonomous Inc. common stock must
                                        approve the merger agreement. You are
                                        entitled to one vote for each share
                                        of Summit Autonomous Inc. common
                                        stock that you owned on the record
                                        date. ALCON ACQUISITION CORP. OWNS A
                                        SUFFICIENT NUMBER OF SHARES TO ASSURE
                                        APPROVAL OF THE MERGER AGREEMENT AT
                                        THE SPECIAL MEETING AND INTENDS TO
                                        VOTE ALL OF ITS SHARES IN FAVOR OF
                                        THE MERGER AGREEMENT. AS A RESULT,
                                        THE MERGER AGREEMENT WILL BE APPROVED
                                        EVEN IF NO STOCKHOLDERS OTHER THAN
                                        ALCON ACQUISITION CORP. VOTE TO
                                        APPROVE IT. ALCON ACQUISITION CORP.
                                        AND SUMMIT

                                        AUTONOMOUS INC. ARE NOT ASKING YOU FOR
                                        A PROXY AND YOU ARE REQUESTED NOT TO
                                        SEND US A PROXY. See "The Special
                                        Meeting".


                                  THE PARTIES

 SUMMIT AUTONOMOUS INC.:                Summit Autonomous Inc. is a
                                        Massachusetts corporation engaged in
                                        the manufacture and supply of excimer
                                        laser systems and related products
                                        used to perform procedures that
                                        correct common refractive vision
                                        disorders such as nearsightedness,
                                        farsightedness and astigmatism. See
                                        "The Parties".

 ALCON ACQUISITION CORP.:               Alcon Acquisition Corp. is a
                                        Massachusetts corporation and a
                                        wholly-owned subsidiary of Alcon
                                        Holdings Inc. Alcon Acquisition
                                        Corp. was organized to acquire Summit
                                        Autonomous Inc. and has not conducted
                                        any unrelated activities since its
                                        organization. See "The Parties".


ALCON HOLDINGS INC.:                    Alcon Holdings Inc., a Delaware
                                        corporation, is a holding company. The
                                        principal operating subsidiary of Alcon
                                        Holdings Inc. is Alcon Laboratories,
                                        Inc., which is engaged in the
                                        business of researching, developing,
                                        manufacturing and marketing
                                        ophthalmic products including
                                        surgical instruments and accessory
                                        products, intraocular lenses,
                                        prescription drugs and contact lens
                                        care solutions. Alcon Holdings Inc.
                                        is an indirect wholly-owned
                                        subsidiary of Nestle S.A., a Swiss
                                        corporation. See "The Parties".

                      THE MERGER AND RELATED TRANSACTIONS

OVERVIEW:                               Pursuant to the merger agreement,
                                        Alcon Acquisition Corp. will be
                                        merged with and into Summit
                                        Autonomous Inc., with Summit
                                        Autonomous Inc. being the surviving
                                        corporation.

                                        As a result of the merger, Summit
                                        Autonomous Inc. will become a
                                        wholly-owned subsidiary of Alcon
                                        Holdings Inc. and each share of
                                        Summit Autonomous Inc. common stock
                                        outstanding at the time of the
                                        merger, other than shares held by
                                        Summit Autonomous Inc. and its
                                        subsidiaries, Alcon Holdings Inc.

                                        and its subsidiaries, and dissenting
                                        stockholders who perfect their
                                        dissenters' rights, will, by virtue
                                        of the merger and without any further
                                        action on the part of the holder of
                                        such share, automatically be
                                        converted into the right to receive
                                        $19.00 in cash, without interest.

                                        After the consummation of the merger,
                                        you will have no continuing equity
                                        interest in, and will not share in
                                        future earnings, dividends or growth,
                                        if any, of Summit Autonomous Inc.

RECOMMENDATION OF THE                   After an evaluation of business,
BOARD OF DIRECTORS:                     financial and market factors and
                                        consultation with its legal and
                                        financial advisors, at a meeting of
                                        the Board of Directors held on
                                        May 26, 2000, prior to the
                                        commencement and consummation of the
                                        tender offer by Alcon Acquisition
                                        Corp. and Alcon Holdings Inc., the
                                        Board of Directors of Summit
                                        Autonomous Inc. (all of whose members
                                        were unaffiliated with Alcon Holdings
                                        Inc. and Alcon Acquisition Corp. on
                                        that date) determined that the merger
                                        was fair to and in the best interests
                                        of Summit Autonomous Inc. and its
                                        stockholders, unanimously approved
                                        the merger agreement and the
                                        transactions contemplated thereby and
                                        unanimously voted to recommend that
                                        Summit Autonomous Inc. stockholders
                                        approve the merger agreement. See
                                        "The Merger and Related Transactions
                                        - Recommendations of the Board of
                                        Directors" and "The Merger and
                                        Related Transactions - Reasons for
                                        the Board of Directors'
                                        Recommendations; Factors Considered".


OPINION OF FINANCIAL ADVISOR:           On May 26, 2000, Chase Securities Inc.
                                        ("Chase H&Q", a division of Chase
                                        Securities Inc.) delivered its written
                                        opinion to the Board of Directors to
                                        the effect that, as of such date, the
                                        $19.00 per share in cash to be
                                        received by Summit Autonomous Inc.
                                        stockholders in the tender offer and
                                        the merger was fair to such holders
                                        from a financial point of view. The
                                        full text of the written opinion of
                                        Chase H&Q dated May 26, 2000, which
                                        contains a description of procedures
                                        followed, matters considered,
                                        assumptions made and limitations on
                                        the review
                                        undertaken by Chase H&Q in rendering
                                        its opinion, is attached as Annex B to
                                        this Information Statement. The
                                        opinion of Chase H&Q does not
                                        constitute a recommendation as to how
                                        you should vote with respect to the
                                        merger agreement. You should read the
                                        opinion in its entirety. See "The
                                        Merger and Related Transactions -
                                        Opinion of Chase H&Q".

ALCON HOLDING INC. OWNERSHIP OF         After consummation of the tender
SUMMIT AUTONOMOUS INC. COMMON STOCK:    offer and the cashing out of certain
                                        employee stock options by Summit
                                        Autonomous Inc., Alcon Acquisition
                                        Corp. owns 41.9 million shares of
                                        Summit Autonomous Inc. common stock
                                        (or approximately 89.2% of the
                                        outstanding shares of Summit
                                        Autonomous Inc. common stock). Alcon
                                        Acquisition Corp. can approve the
                                        merger agreement without the
                                        affirmative vote of any other
                                        stockholder of Summit Autonomous
                                        Inc. as a result of its ownership of
                                        Summit Autonomous Inc. common stock.


DISSENTERS' RIGHTS:                     Under Massachusetts law,
                                        stockholders who do not vote in favor
                                        of the merger agreement will be
                                        entitled to exercise dissenters'
                                        rights in connection with the merger.
                                        Stockholders desiring to exercise
                                        such dissenters' rights will have the
                                        rights and duties and must follow the
                                        procedures set forth in Sections 86
                                        through 98 of the Massachusetts
                                        Business Corporation Law. The full
                                        text of these sections is attached to
                                        this Information Statement as Annex
                                        C. Stockholders who wish to exercise
                                        dissenters' rights must carefully
                                        follow the procedures described
                                        therein and are urged to read Annex C
                                        in its entirety. See Annex C.


METHOD OF ACCOUNTING:                   The merger will be accounted for under
                                        the purchase method of accounting.

EFFECTIVE TIME:                         The merger will become effective
                                        as of the date and time that the
                                        Articles of Merger are filed with the
                                        Secretary of State of The Commonwealth
                                        of Massachusetts in accordance with the
                                        Massachusetts Business Corporation Law,
                                        which is expected to occur as soon as
                                        practicable after the special
                                        meeting.

EXCHANGE OF CERTIFICATES:               Pursuant to the merger agreement, Alcon
                                        Acquisition Corp. will deposit with
                                        ChaseMellon Shareholder Services,
                                        L.L.C., $19.00 per share in cash, to
                                        be paid with respect to the shares
                                        outstanding immediately prior to the
                                        effective time of the merger (other
                                        than shares held by Summit Autonomous
                                        Inc. and its subsidiaries, Alcon
                                        Holdings Inc. and its subsidiaries, and
                                        dissenting stockholders who perfect
                                        their dissenters' rights). As soon as
                                        reasonably practicable after the
                                        effective time of the merger,
                                        ChaseMellon Shareholder Services,
                                        L.L.C. will send to each stockholder
                                        of record, as of immediately prior to
                                        the effective time of the merger, a
                                        letter of transmittal and detailed
                                        instructions specifying the
                                        procedures to be followed in
                                        surrendering certificates. SHARE
                                        CERTIFICATES SHOULD NOT BE FORWARDED
                                        TO CHASEMELLON SHAREHOLDER SERVICES,
                                        L.L.C. UNTIL RECEIPT OF THE LETTER OF
                                        TRANSMITTAL. Upon the surrender of a
                                        share certificate, ChaseMellon
                                        Shareholder Services, L.L.C. will
                                        issue to the surrendering holder a
                                        check representing an amount of cash
                                        equal to $19.00 per share of common
                                        stock formerly represented by the
                                        share certificates surrendered to
                                        ChaseMellon Shareholder Services,
                                        L.L.C.

CONDITIONS TO THE MERGER:               The consummation of the merger is
                                        subject only to the following
                                        conditions:

                                        o   Summit Autonomous Inc. stockholders
                                            shall have approved the merger
                                            agreement by an affirmative vote of
                                            the holders of two-thirds of the
                                            outstanding shares;

                                        o   any consents, approvals and filings
                                            under any foreign antitrust law,
                                            the absence of which would prohibit
                                            the consummation of the merger,
                                            shall have been obtained or made;
                                            and

                                        o   no legal restraint or prohibition
                                            preventing the consummation of the
                                            merger shall be in effect.

                                        All other conditions to the merger have
                                        been satisfied.

TERMINATION AND AMENDMENT               The merger agreement may be
OF THE MERGER AGREEMENT:                terminated at any time prior to
                                        the effective time of the merger by,
                                        among other things, the mutual
                                        agreement of the parties or, if a
                                        governmental entity takes any action
                                        that prohibits the merger and such
                                        action becomes final and
                                        nonappealable, by either Summit
                                        Autonomous Inc. or Alcon Holdings
                                        Inc. acting independently. The merger
                                        agreement may be amended by the
                                        parties at any time, but after the
                                        merger agreement has been approved by
                                        the stockholders, no amendment may be
                                        made which by law requires further
                                        approval of the stockholders without
                                        obtaining such approval.

U.S. FEDERAL INCOME TAX                 If the merger is consummated, the
CONSEQUENCES:                           exchange of shares by a holder
                                        for cash pursuant to the merger will
                                        be a taxable transaction under the
                                        Internal Revenue Code of 1986, as
                                        amended. Because of the complexities of
                                        the tax laws, you are advised to
                                        consult your own tax advisors
                                        concerning the applicable Federal,
                                        state, local, foreign and other tax
                                        consequences resulting from the merger.

REGULATORY AND OTHER APPROVALS:         There are no U.S. Federal or state
                                        regulatory requirements which remain to
                                        be complied with in order to consummate
                                        the merger (other than the filing of
                                        Articles of Merger with the Secretary
                                        of State of The Commonwealth of
                                        Massachusetts).


SOURCE AND AMOUNT OF FUNDS:             The total amount of funds required by
                                        Alcon Acquisition Corp. to purchase all
                                        shares tendered pursuant to and to
                                        pay all related fees and expenses in
                                        connection with the tender offer was
                                        approximately $797 million. The
                                        amount of funds required by Summit
                                        Autonomous Inc. to make all payments
                                        to participants in Summit Autonomous
                                        Inc. stock option plans pursuant to
                                        the merger agreement was
                                        approximately $39 million. The total
                                        amount of funds required by Alcon
                                        Acquisition Corp. to consummate and
                                        to pay all related fees and expenses
                                        in connection with the merger is
                                        estimated to be approximately $104
                                        million. Alcon Acquisition Corp.
                                        plans to obtain all funds needed for
                                        the merger through capital
                                        contributions or intercompany
                                        advances from Alcon Holdings Inc.
                                        Such funds will be
                                        made available to Alcon Holdings Inc.
                                        through intercompany advances from
                                        Nestle S.A. or an affiliate of Nestle
                                        S.A.

                               TABLE OF CONTENTS


SUMMARY TERM SHEET..........................................................  i
    The Special Meeting.....................................................  i
    The Parties............................................................. ii
    The Merger and Related Transactions..................................... ii

INTRODUCTION................................................................  1
    Information Statement...................................................  1
    Securities..............................................................  1

QUESTIONS AND ANSWERS ABOUT THE MERGER......................................  1

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION.................  3

THE SPECIAL MEETING.........................................................  3
     General Information....................................................  3
     Purpose of the Special Meeting.........................................  4
     Record Date............................................................  4
     Vote Required to Approve the Merger Agreement..........................  4

THE PARTIES.................................................................  4
         Summit Autonomous Inc..............................................  4
         Alcon Acquisition Corp.............................................  4
         Alcon Holdings Inc.................................................  4

THE MERGER AND RELATED TRANSACTIONS.........................................  5
         General............................................................  5
         Conversion of Securities...........................................  5
         Vote Required to Approve the Merger................................  6
         Recommendations of the Company Board of Directors..................  6
         Background of the Merger...........................................  6
         Reasons for the Board of Directors'
           Recommendations; Factors Considered..............................  8
         Opinion of Chase H&Q............................................... 10
         Certain Company Projections........................................ 15
         Change of Control.................................................. 16
         Conditions to the Merger........................................... 16
         Termination of the Merger Agreement................................ 17
         Takeover Proposals................................................. 17
         Fees and Expenses.................................................. 18
         Board of Directors................................................. 19
         Employee Benefits.................................................. 20
         Reasonable Efforts; Notification................................... 20
         Representations and Warranties..................................... 21
         Procedure for Termination, Amendment, Extension or Waiver.......... 21
         Rights Agreement................................................... 21
         The Confidentiality Agreement...................................... 21
         Plans for the Company.............................................. 22
         Certain U.S. Federal Income Tax Consequences....................... 22
         Method of Accounting............................................... 23
         Regulatory and Other Approvals..................................... 23
         Source and Amount of Funds......................................... 23

DISSENTERS' RIGHTS.......................................................... 23

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................. 24

INTERESTS OF CERTAIN PERSONS IN THE MERGER.................................. 25
         Stock Options...................................................... 25
         Severance Agreements............................................... 25
         Indemnification and Insurance...................................... 26

MISCELLANEOUS............................................................... 27
         Other Matters...................................................... 27
         Incorporation of Certain Documents by Reference.................... 28
         Available Information.............................................. 28



         Annex A ----- Agreement and Plan of Merger
         Annex B ----- Opinion of Chase H&Q
         Annex C ----- Dissenters' Rights

                                 INTRODUCTION


INFORMATION STATEMENT

         This Information Statement ("Information Statement") pursuant to
Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is being furnished by Summit Autonomous Inc. (the "Company") to its stockholders in connection with the proposed merger of Alcon Acquisition Corp. (the "Purchaser"), a wholly-owned subsidiary of Alcon Holdings Inc. ("Parent"), with and into the Company (the "Merger") pursuant to the Agreement and Plan of Merger dated as of May 26, 2000 (the "Merger Agreement"). Following the effective time (the "Effective Time") of the Merger, the Company will continue as the surviving corporation (the "Surviving Corporation") and will be a wholly-owned subsidiary of Parent.

         The Merger is the second and final step in the acquisition of the Company by Parent. The first step was the tender offer by the Purchaser and Parent to purchase all of the outstanding shares of the Company's common stock (including the associated preferred stock purchase rights) at a purchase price of $19.00 per share, net to the seller in cash, without interest (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 5, 2000 (the "Offer to Purchase") and the related Letter of Transmittal (together with the Offer to Purchase, the "Offer").

         A copy of the Merger Agreement is filed herewith as Annex A and is incorporated herein by reference.

SECURITIES

         The title of the class of securities to which this Information Statement relates is the common stock, par value $0.01 per share, of the Company ("Company Common Stock"), including the associated preferred stock purchase rights (the "Rights") issued pursuant to the Rights Agreements dated as of March 28, 2000, as amended from time to time (the "Rights Agreement"). As of [INSERT DATE], there were [INSERT NUMBER] shares of Company Common Stock ("Shares") outstanding, of which 41,944,555 were owned by the Purchaser.

                    QUESTIONS AND ANSWERS ABOUT THE MERGER

WHAT WILL HAPPEN IN THE MERGER?

         Upon consummation of the Merger, the Purchaser will be merged with and into the Company and stockholders who surrender their Share certificates, other than the Company and its subsidiaries, Parent and its subsidiaries, the Purchaser and dissenting stockholders who perfect their dissenters' rights, will receive a cash payment of $19.00, without interest, for each of their Shares.

WHO WILL OWN THE COMPANY AFTER THE MERGER?

         After the Merger, Parent will own all of the outstanding shares of the Surviving Corporation.

WHY HAS THE MERGER BEEN PROPOSED?

         The Merger is the second step in a two-part transaction, the purpose of which is the acquisition by Parent of the entire equity interest in the Company. The first step was a tender offer for all of the outstanding Shares, which was consummated by the Purchaser on July 3, 2000. Pursuant to the Offer, the Purchaser purchased 41,944,555 Shares and owns approximately 89.2% of the outstanding Shares.

WHAT VOTE IS REQUIRED TO APPROVE THE MERGER AGREEMENT?

         Approval of the Merger Agreement requires the affirmative vote of holders of two-thirds of the Shares outstanding and entitled to vote at the Special Meeting. THE PURCHASER ALREADY OWNS A SUFFICIENT NUMBER OF SHARES TO ASSURE APPROVAL OF THE MERGER AGREEMENT AND WILL VOTE ALL OF ITS SHARES IN FAVOR OF THE MERGER AGREEMENT. AS A RESULT, NO OTHER STOCKHOLDER WILL NEED TO VOTE "FOR" THE PROPOSAL FOR THE MERGER AGREEMENT TO BE APPROVED. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

WHAT WILL I RECEIVE IN THE MERGER?

         As a stockholder of the Company, you will receive $19.00 in cash, without interest, for each Share that you validly surrender for payment. This is the "Merger Consideration". For example, if you own 100 Shares, upon consummation of the Merger, you will receive $1,900.00 in cash.

ARE DISSENTERS' RIGHTS AVAILABLE?

         Yes. Under Massachusetts law, stockholders who do not vote in favor of the merger agreement will be entitled to exercise dissenters' rights in connection with the merger. Stockholders desiring to exercise such dissenters' rights will have the rights and duties and must follow the procedures set forth in Sections 86 through 98 of the Massachusetts Business Corporation Law. The full text of these sections is attached to this Information Statement as Annex C. Stockholders who wish to exercise dissenters' rights must carefully follow the procedures described therein and are urged to read Annex C in its entirety.

IF THE MERGER IS CONSUMMATED, WHEN CAN I EXPECT TO RECEIVE THE MERGER CONSIDERATION FOR MY SHARES OF COMPANY COMMON STOCK?

         As soon as reasonably practicable after the Merger is consummated, you will receive detailed instructions regarding the surrender of your Share certificates. You should not send your Share certificates to the Company or anyone else until you receive these instructions. The Purchaser will send payment of the Merger Consideration to you as promptly as practicable following receipt of your Share certificates and other required documents.

WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

         We expect the Merger to be consummated as soon as reasonably practicable after the date of the Special Meeting.

WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

         The receipt of cash in exchange for Shares in the Merger by you will be a taxable transaction for U.S. Federal income tax purposes. To review the tax consequences to you in greater detail, see "Certain U.S. Federal Income Tax Consequences". Your tax consequences will depend on your personal situation. You should consult your tax advisors for a full understanding of the tax consequences of the Merger to you.

WHAT DO I NEED TO DO NOW?

         This Information Statement contains important information regarding the Merger and the Merger Agreement, as well as information about the Company, the Purchaser and Parent. It also contains important information about what the Board of Directors of the Company (the "Board of Directors") considered in evaluating the Offer and the Merger. If you wish to understand the Merger fully, we urge you to read this Information Statement carefully, including its

Annexes. You may also want to review the documents referenced under "Where You Can Find More Information".

TO WHOM CAN I TALK IF I HAVE QUESTIONS?

         If you would like additional copies of this document, or if you would like to ask any additional questions about the Merger, you should contact:

                   CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
                           44 Wall Street, 7th Floor
                              New York, NY 10005
                    Banks and Brokers Call: (917) 320-6235
               All Others Please Call Toll-Free: (888) 509-7935


          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

         This Information Statement, including through the incorporation by reference of certain documents and other statements made from time to time by the Company, Parent, the Purchaser, or their respective affiliates or representatives, contains certain forward-looking statements. Those forward-looking statements include statements regarding the intent, belief or current expectations of the Company, Parent and the Purchaser and members of their respective management teams, as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management of the Company, Parent and the Purchaser that could cause actual results to differ materially from those contained in forward-looking statements include, but are not limited to, the risks discussed herein and: (i) competition from other manufacturers and vision correction technologies; (ii) delays in obtaining regulatory approvals;
(iii) challenges to patents owned and licensed by the Company affecting per procedure revenues; (iv) adverse litigation results, (v) difficulties in commercializing the LADARVision system; and (vi) dependence on sole source suppliers. The Company, Parent and the Purchaser undertake no obligation to update or revise forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or changes in future operating results over time.

                              THE SPECIAL MEETING

GENERAL INFORMATION

         This Information Statement is being provided by the Board of Directors in connection with the Special Meeting of the holders of the Shares.

         The Special Meeting is scheduled to be held as follows:

                                 [INSERT DATE]
                           [INSERT TIME], local time
                               [INSERT LOCATION]

PURPOSE OF THE SPECIAL MEETING

         The Special Meeting is being held so that stockholders of the Company may consider and vote upon a proposal to approve the Merger Agreement and to transact any other business that is properly brought before the Special Meeting or any postponement or adjournment thereof. Approval of the Merger Agreement will constitute approval of the Merger and the other transactions contemplated by the Merger Agreement.

         If the Merger Agreement is approved and the Merger becomes effective, the Purchaser will merge with and into the Company, and the Company will become a wholly-owned subsidiary of Parent. You will receive $19.00 in cash for each Share that you own. The Merger Consideration will not be paid in exchange for Shares that are held in the treasury of the Company, owned by Parent, its subsidiaries or the Purchaser or held by dissenting stockholders who seek appraisal of the fair value of their Shares and comply with all of the Massachusetts law procedures set forth in Annex C.

RECORD DATE

         The Board of Directors has fixed the close of business on [INSERT DATE] as the record date for determination of stockholders of the Company entitled to notice of the Special Meeting and entitled to vote at the Special Meeting. On the record date, there were [INSERT NUMBER] Shares outstanding (excluding [INSERT NUMBER] treasury Shares), held by approximately [INSERT NUMBER] holders of record.

VOTE REQUIRED TO APPROVE THE MERGER AGREEMENT

         The holders of two-thirds of the outstanding Shares must approve the Merger. You are entitled to one vote for each Share that you owned on the record date. THE PURCHASER OWNS A SUFFICIENT NUMBER OF SHARES TO ASSURE APPROVAL OF THE MERGER AGREEMENT AT THE SPECIAL MEETING AND WILL VOTE ALL OF ITS SHARES IN FAVOR OF THE MERGER AGREEMENT. AS A RESULT, THE MERGER AGREEMENT WILL BE APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDER. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                  THE PARTIES

SUMMIT AUTONOMOUS INC.

         The Company is a Massachusetts corporation that is engaged in the manufacture and supply of excimer laser systems and related products used to perform procedures that correct common refractive vision disorders such as nearsightedness, farsightedness and astigmatism.

         The principal executive offices of the Company are located at 21 Hickory Drive, Waltham, Massachusetts 02451. The telephone number is (781) 890-1234.

ALCON ACQUISITION CORP.

         The Purchaser, a Massachusetts corporation that is a wholly-owned subsidiary of Parent, was organized to acquire the Company and has not conducted any unrelated activities since its organization. All outstanding shares of capital stock of the Purchaser are owned by Parent.

         The principal executive offices of the Purchaser are located at 6201 South Freeway, Fort Worth, Texas 76134-2099. The telephone number is (817) 293-0450.

ALCON HOLDINGS INC.

         Parent is a Delaware corporation and is a holding company. Parent's principal operating subsidiary is Alcon Laboratories, Inc., which is engaged in the business of researching, developing, manufacturing and marketing ophthalmic products including surgical instruments and accessory products, intraocular lenses, prescription drugs and contact lens care solutions.

         The principal executive offices of Parent are located at 6201 South Freeway, Fort Worth, Texas 76134-2099. The telephone number is (817) 293-0450.

         Parent is an indirect wholly-owned subsidiary of Nestle S.A., a Swiss corporation ("Nestle"). Nestle's subsidiaries manufacture and sell food and beverage products throughout the world, engage in research and development activities, manufacture and sell cosmetic products, and develop, manufacture and sell pharmaceutical products. The address of Nestle's principal office is Avenue Nestle 55, CH-1800 Vevey, Switzerland.

                      THE MERGER AND RELATED TRANSACTIONS

GENERAL

         The following summary of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached as Annex A hereto. You should read the Merger Agreement in its entirety if you would like a more complete description of the matters summarized below.

         The Merger Agreement provides that, following the satisfaction or waiver of the conditions described below under "Conditions to the Merger", the Purchaser will be merged with and into the Company, with the Company being the surviving corporation.

CONVERSION OF SECURITIES

         As of the effective time of the Merger (the "Effective Time"), without any further action on the part of the Purchaser, the Company or holders of securities of the Purchaser or the Company:

          o Each issued and outstanding share of common stock of the Purchaser will be converted into a number of shares of common stock of the Surviving Corporation equal to the number of Shares outstanding immediately prior to the Effective Time (excluding any Shares that are owned by any subsidiary of the Company or Parent other than the Purchaser) divided by 1,000, rounded up to the next whole share;

          o Each Share that is owned directly by the Company, Parent or the Purchaser will be cancelled and no consideration will be delivered for any such Share;

          o Each Share that is owned by any subsidiary of the Company or Parent (other than the Purchaser) will be converted into one share of common stock of the Surviving Corporation;

          o Each other Share issued and outstanding prior to the Effective Time (other than Shares as to which dissenters' rights have been perfected) will be converted into the right to receive $19.00 in cash, without interest. These Shares will no longer be outstanding and will automatically be cancelled and retired and each holder of a certificate formerly representing any of these Shares shall cease to have any rights except the right to receive the Merger Consideration, less any applicable withholding taxes, upon surrender of the Share certificate that formerly evidenced Shares; and

          o Shares of Company Common Stock as to which dissenters' rights have been properly perfected will be converted into the right to receive from the Surviving Corporation the fair value of such Shares in accordance with Sections 86 through 98 of the Massachusetts Business Corporation Law. In no event will dissenters be entitled to any on-going interest in the Surviving Corporation.

         As a result of the actions described above, at the Effective Time, the Company will become a wholly-owned subsidiary of Parent.

VOTE REQUIRED TO APPROVE THE MERGER

         The Massachusetts Business Corporation Law requires, among other things, that the adoption of the Merger Agreement must be approved by the Board of Directors and approved by the holders of two-thirds of the Company's outstanding voting securities. The Board of Directors has approved the Offer, the Merger and the Merger Agreement; consequently, the only additional action of the Company necessary to effect the Merger is approval of the Merger Agreement by the Company's stockholders. All Shares owned by Parent or the Purchaser will be voted in favor of the approval of the Merger Agreement. Because the Purchaser acquired more than two-thirds of the outstanding Shares pursuant to the Offer, it has sufficient voting power to effect the Merger without the affirmative vote of any other stockholder of the Company.

RECOMMENDATIONS OF THE COMPANY BOARD OF DIRECTORS

         At a meeting held on May 26, 2000, the Board of Directors (i) approved the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, (ii) determined that the terms of the Offer, the Merger and the other transactions contemplated by the Merger Agreement were fair to and in the best interests of the Company and its stockholders, (iii) recommended that the Company's stockholders accept the Offer and tender their Shares pursuant to the Offer and (iv) recommended that the Company's stockholders approve the Merger Agreement.

BACKGROUND OF THE MERGER

         For the purposes of this Section references to Parent include Alcon Laboratories, Inc., Parent's principal operating subsidiary. From time to time during 1999, officers of Parent discussed with officers of the Company potential joint business arrangements, including a business combination.

         During the summer of 1999 the Company was approached by a third party concerning a possible acquisition of the Company. As discussions with the third party progressed, the Company instructed its financial advisor to identify and contact other possible bidders. In September and October 1999, the third party conducted due diligence and the Company's financial advisor and the third party's financial advisor commenced discussions with respect to a possible transaction between the parties.

         On November 4, 1999, the Company's Board of Directors met to discuss a preliminary proposal for an acquisition of the Company by the third party. The Board of Directors instructed the Company's financial advisor to negotiate specific terms for a potential transaction.

         In mid November 1999, the Company's financial advisor and the third party's financial advisor had several discussions, after which the Company's financial advisor was advised by the third party's financial advisor that mutually satisfactory terms between the parties would not likely be reached. The Company's financial advisor maintained contact with the third party's financial advisors, but ceased active negotiation.

         During such period, the Company's financial advisor had identified Parent as a potential interested party and, on October 8, 1999, contacted Parent to determine if it was interested in acquiring the Company. The Company's financial advisor contacted several other parties, none of which expressed an interest in making a bid for the Company. On November 5, 1999, Parent and the Company entered into a confidentiality agreement covering non-public information regarding the Company to be furnished to Parent.

         From November 1999 through March 2000, there were a number of meetings and conversations between the managements of Parent and the Company and the financial advisors to Parent and the Company regarding a possible acquisition of the Company. During this period representatives of Parent conducted a due diligence investigation of the Company and discussed their analysis of the valuation of the Company with the Company representatives.

         On April 6, 2000, Mr. Timothy R.G. Sear, President and Chief Executive Officer of Parent, sent a letter to Mr. Robert J. Palmisano, Chief Executive Officer of the Company, proposing to acquire all the outstanding Shares for $15 per Share in cash, which included a draft of a proposed form of the Merger Agreement. The letter stated that the proposal was conditioned on, among other things, Parent's completion of certain additional due diligence.

         Shortly thereafter, the financial advisor to the Company informed the financial advisor to Parent that Parent's proposed price was unacceptable and that the Company would not review the draft of the proposed Merger Agreement.

         On April 13, 2000, Mr. Sear sent a letter to Mr. Palmisano expressing disappointment in the Company's response to Parent's proposal and suggesting that the parties meet to discuss a potential transaction between Parent and the Company.

         On April 14, 2000, Mr. Palmisano sent a letter to Mr. Sear suggesting a meeting in Florida to determine whether the parties could agree on a transaction at an appropriate valuation.

         On April 19, 2000, Mr. Sear and a representative of Parent's financial advisor met with Mr. Palmisano and a representative of the Company's financial advisor in Miami, Florida, to discuss the potential market for the Company's products and the valuation of the Company. During the meeting, Mr. Palmisano indicated that the Company's Board of Directors believed the Company was worth significantly more than $15 per Share.

         On April 28, 2000, Mr. Palmisano sent a letter to Mr. Sear providing additional information regarding the potential market for the Company's products.

         During April 2000, representatives of Parent had several meetings with representatives of the Company to discuss various aspects of the Company, including the potential market for the Company's products, the Company's financial projections, intellectual property and microkeratome technology.

         On May 3, 2000, counsel for the Company provided to counsel for Parent their initial comments on the draft of the proposed form of the Merger Agreement.

         On May 9, 2000, Mr. Sear sent a letter to Mr. Palmisano stating that, following the additional due diligence by Parent, Parent was increasing its proposed price to acquire the Company to $16.50 per Share.

         On May 11, 2000, Mr. Palmisano and Mr. Sear had a telephone conversation in which Mr. Palmisano stated that the Board of Directors had rejected Parent's proposal of $16.50 per Share. Mr. Palmisano stated that the Company's Board would not accept less than $19 per Share.

         As discussions were progressing with Parent, the financial advisor to the third party which had expressed an interest in a transaction with the Company in the summer and fall of 1999 had maintained intermittent contact with the Company's financial advisor. During the week of May 15, 2000, the Company's financial advisor told the third party's financial advisor that if the third party was interested in pursuing a transaction with the Company, it needed to make a proposal promptly. The third party's financial advisor advised the Company's financial advisor that it did not believe the third party would be able to make a competitive proposal, but that it would contact the Company's financial advisor if that was not the case. As of this date, neither the Company nor the Company's financial advisor has been contacted by the third party or its financial advisor.

         From May 3 through May 25, 2000, representatives of Parent and the Company, including their financial advisors and counsel, had a number of discussions regarding the terms of the proposed Merger Agreement.

         On May 19, 2000, the Board of Directors, the Company's financial advisor and the Company's counsel met to discuss the status of the discussions with the third party and with Parent. After presentations by the Company's financial advisor and the Company's counsel, the Board of Directors discussed the terms and conditions of the proposed Merger Agreement.

         On May 24, 2000, Parent's financial advisor contacted the Company's financial advisor to determine whether a price of $18.50 per Share would be acceptable. The Company's financial advisor stated that a price below $19 per Share would not be acceptable.

         On May 25, 2000, Parent's financial advisor contacted the Company's financial advisor to state that Parent would be willing to proceed with a transaction at $19 per Share. Beginning in the evening of May 25, 2000, and continuing on May 26, 2000, representatives of Parent and the Company and their respective counsel negotiated the final terms of the Merger Agreement.

         On May 26, 2000 the Board of Directors approved the proposed Merger Agreement and the parties executed the Merger Agreement. Parent and the Company then issued a joint press release announcing the transaction.

         On June 5, 2000, in accordance with the Merger Agreement, the Purchaser commenced the Offer.

         On June 9, 2000, Nestle and the Company filed, pursuant to the Merger Agreement, a Notification and Report Form for Certain Mergers and Acquisitions, which was required to be submitted under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with the Department of Justice and the Federal Trade Commission. On June 24, 2000, the applicable waiting period under the HSR Act expired.

         At 12:00 midnight, New York City time, on Friday, June 30, 2000, the Offer expired. On July 3, 2000, the Purchaser accepted for payment all Shares that were validly tendered and not withdrawn pursuant to the Offer. On July 7, 2000, the Purchaser was informed by ChaseMellon Shareholder Services, L.L.C. that a total of 41,944,555 Shares, representing approximately 89.2% of the outstanding Shares, had been validly tendered and not withdrawn.

         On July 5, 2000, by written consent in lieu of a meeting of the Board of Directors: (i) the Company accepted the resignations of the following directors: Jeffrey A. Bernfeld, C. Glen Bradley, Richard F. Miller and John A. Norris; and (ii) the following four designees of Parent were elected to the
Board: Timothy R. G. Sear, C. Allen Baker, Charles E. Miller, Sr., and Gerald
D. Cagle.

REASONS FOR THE BOARD OF DIRECTORS' RECOMMENDATIONS; FACTORS CONSIDERED

         On May 26, 2000, the Board of Directors (all of whose members were unaffiliated with Alcon Holdings Inc. and Alcon Acquisition Corp. on that date) approved the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and recommended that all holders of Shares accept the Offer and tender their Shares pursuant to the Offer, approve the Merger and approve and adopt the Merger Agreement. In taking such action, the Board of Directors considered a number of factors including, but not limited to, the following:

          1. The historical market prices, price to earnings ratios and other multiples, recent trading activity and trading range of the Shares, including the fact that the Offer Price represented
               (i) a premium of approximately 49.8% over the $12.6875 closing price of the Shares on NASDAQ on May 25, 2000, the last full trading day prior to the announcement of the Offer and the Merger and (ii) a premium of approximately 169% over the $7.0625 closing price of the Shares on NASDAQ on February 28, 2000, the date in the last twelve months on which the Shares had their lowest closing price.

          2. The competitive challenges associated with going forward as a "stand alone entity" given the entry, or likely entry, into the laser vision correction industry of larger ophthalmic enterprises able to sell refractive products with other ophthalmic products and services.

          3. The fairness opinion of Chase H&Q delivered at the meeting of the Board of Directors held on May 26, 2000. The full text of the written opinion dated as of May 26, 2000 of Chase H&Q, which contains a description of the procedures followed, matters considered, assumptions made and limitations on the review undertaken by Chase H&Q in rendering its opinion, is attached as Annex B hereto. Holders of Shares are urged to read such opinion carefully in its entirety.

          4. The financial condition, operating results and forecasts of the Company.

          5. The fact that no other party had presented the Company with an acquisition proposal that would be more favorable to the Company and its stockholders than the Offer and the Merger.

          6. The fact that the Offer and the Merger provide for a prompt cash tender offer for all Shares to be followed by the Merger for the same consideration, thereby enabling the Company's stockholders, at the earliest possible time, to obtain the benefits of the transaction in exchange for their Shares.

          7. The fact that Parent's and the Purchaser's obligations under the Offer were not subject to any financing condition, and the financial strength of Parent.

          8. The terms and conditions of the Merger Agreement, including the parties' representations, warranties and covenants, the conditions to their respective obligations, the limited ability of Parent and the Purchaser to terminate the Offer or the Merger Agreement and the provision for payment of all cash with no financing condition.

          9. The extensive arms-length negotiations between the Company and Parent that resulted in the $19.00 per Share price.

          10. The Merger Agreement permitted the Board of Directors, prior to the acceptance for payment of Shares pursuant to the Offer, in order to comply with its fiduciary duties, to furnish information and enter into discussions and negotiations, in connection with an unsolicited acquisition proposal that was reasonably likely to result in a superior proposal and to withdraw its recommendation of the Merger in favor of a superior unsolicited acquisition proposal.

          11. The Merger Agreement permitted the Company Board, prior to the acceptance for payment of Shares pursuant to the Offer, in the exercise of its fiduciary duties, to terminate the Merger Agreement in favor of a superior acquisition proposal, provided, that prior to such termination, the Company must have paid Parent a fee of $32.5 million.

         The foregoing discussion of information and factors considered and given weight by the Board of Directors is not intended to be exhaustive, but is believed to include all of the material factors, both positive and negative, considered by the Board of Directors. In view of the variety of factors considered in connection with its evaluation of the Offer and the Merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. In addition, individual members of the Board of Directors may have given different weights to different factors.

OPINION OF CHASE H&Q

         At the May 26, 2000 meeting of the Board of Directors, Chase H&Q delivered its oral opinion, subsequently confirmed in writing in an opinion dated May 26, 2000, to the Board of Directors, to the effect that, as of that date and based upon the assumptions made, matters considered and limits of review set forth in its opinion, the consideration of $19.00 per share in cash to be received by the Company's stockholders in the Offer and the Merger was fair to such stockholders from a financial point of view.

         The full text of Chase H&Q's written opinion dated May 26, 2000, which sets forth the assumptions made, matters considered and certain limitations on the scope of review undertaken by Chase H&Q, is attached as Annex B to this Information Statement. Stockholders are urged to read this opinion in its entirety. Chase H&Q's opinion was provided for the use and benefit of the Board of Directors in its evaluation of the Offer and the Merger, was directed only to the fairness to the Company's stockholders of the consideration to be received in the Offer and the Merger from a financial point of view, and does not constitute a recommendation as to how any stockholder should vote with respect to the Merger or any other matters relating to the Merger. This summary of Chase H&Q's opinion is qualified in its entirety by reference to the full text of its opinion, which is attached to this Information Statement as Annex B.

         In arriving at its opinion, Chase H&Q, among other things:

          o    reviewed the Merger Agreement;

          o reviewed certain publicly available business and financial information Chase H&Q deemed relevant relating to the Company and the industries in which it operates;

          o reviewed certain internal non-public financial and operating data and forecasts provided to Chase H&Q by the management of the Company relating to its business;

          o discussed, with members of the senior management of the Company, the Company's operations, historical financial statements and future prospects;

          o compared the financial and operating performance of the Company with publicly available information concerning certain other companies Chase H&Q deemed comparable and reviewed the relevant historical stock prices of the Company Common Stock and certain publicly traded securities of such other companies;

          o compared the proposed financial terms of the Merger with the financial terms of certain other transactions Chase H&Q deemed relevant; and

          o made such other analyses and examinations as Chase H&Q deemed necessary or appropriate.

         In rendering its opinion, Chase H&Q assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with or reviewed by or for Chase H&Q, or publicly available, for purposes of its opinion, and further relied upon the assurance of the management of the Company that they were not aware of any facts that would make such information inaccurate or misleading. Chase H&Q neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of the Company, nor did Chase H&Q conduct a physical inspection of the properties or facilities of the Company. Chase H&Q assumed that the financial forecasts provided to or discussed with Chase H&Q by the Company had been reasonably determined on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. Chase H&Q expressed no view as to such forecast or projection information or the assumptions on which they were based.

         For purposes of rendering its opinion, Chase H&Q assumed that, in all respects material to its analysis, the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Offer and the Merger would be satisfied without waiver thereof. Chase H&Q also assumed that the definitive Merger Agreement would not differ in any material respects from the draft thereof furnished to Chase H&Q.

         Chase H&Q's opinion was necessarily based on market, economic and other conditions as they existed and could be evaluated on the date of its opinion. Chase H&Q's opinion was limited to the fairness, from a financial point of view, to the Company's stockholders of the consideration to be received in the Offer and the Merger, and Chase H&Q expressed no opinion as to the merits of the underlying decision by the Company to engage in the Merger.

         The following is a summary of certain financial and comparative analyses performed by Chase H&Q in arriving at its opinion. Some of these summaries of financial analyses include information presented in tabular format. In order to understand fully the financial analyses used by Chase H&Q, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

         COMPARABLE PUBLIC COMPANIES ANALYSIS. Using publicly available information, Chase H&Q compared certain financial and operating information and ratios for the Company with corresponding financial and operating information and ratios for the following two groups of companies in lines of business believed to be generally comparable to those of the Company, as follows:

         Group One

        o         Allergan, Inc.
        o         Bausch & Lomb Incorporated
        o         Visx, Incorporated
        o         The Cooper Companies, Inc.
        o         Sunrise Technologies International, Inc.
        o         STAAR Surgical Company
        o         KeraVision, Inc.
        o         LaserSight Incorporated

         Group Two

        o         Medtronic, Inc.
        o         Baxter International Inc.
        o         Guidant Corporation
        o         Boston Scientific Corporation
        o         St. Jude Medical, Inc.
        o         ArthroCare Corporation
        o         Novoste Corporation
        o         Eclipse Surgical Technologies, Inc.

The analysis for Group One indicated that:

         o the ratio of the total enterprise value, meaning the market value of equity plus total debt, minority interest and preferred stock minus cash, to projected revenue ranged from approximately: 2.2x to 7.2x for 2000, with a mean of approximately 4.2x and a median of approximately 4.0x; and 2.0x to 4.7x for 2001, with a mean of approximately 3.4x and a median of approximately 3.5x;

         o the ratio of the total enterprise value to tax effected earnings before interest and taxes, which is referred to as EBIT, ranged from approximately: 13.1x to 51.6x for the last twelve month period, with a mean of approximately 28.2x and a median of approximately 24.0x; and 18.4x to 46.0x for 2000 (estimated), with a mean of approximately 28.8x and median of approximately 23.5x; and

         o the ratio of the share price, based on the closing price per share on May 18, 2000, to projected earnings per share ranged from approximately: 16.7x to 83.6x for 2000, with a mean of approximately 37.2x and a median of approximately 25.8x; 4.9x to 50.8x for 2001, with a mean of approximately 25.2x and a median of approximately 21.0x; and 11.6x to 28.1x for 2002, with a mean of approximately 19.9x and a median of approximately 16.8x.

The analysis for Group Two indicated that:

         o the ratio of the total enterprise value to projected revenue ranged from approximately: 2.8x to 12.3x for 2000, with a mean of approximately 6.4x and a median of approximately 4.1x; and 2.6x to 10.6x for 2001, with a mean of approximately 5.6x and median of approximately 5.0x;

         o the ratio of the total enterprise value to tax effected EBIT ranged from approximately: 25.8x to 74.4x for the last twelve month period, with a mean of approximately 40.7x and a median of approximately 30.1x; and 24.1x to 60.6x for 2000 (estimated), with a mean of approximately 34.8x and median of approximately 27.1x; and

         o the ratio of the share price, based on the closing price per share on May 18, 2000, to projected earnings per share ranged from approximately: 19.6x to 57.3x for 2000, with a mean of approximately 35.1x and a median of approximately 29.2x; 16.7x to 49.5x for 2001, with a mean of approximately 30.0x and a median of approximately 29.4x; and 14.0x to 40.6x for 2002, with a mean of approximately 26.3x and a median of approximately 24.6x.

         Based on these analyses, the implied equity value per Share ranged from approximately $12.00 to $18.50.

         PRECEDENT TRANSACTIONS ANALYSIS. Chase H&Q reviewed certain publicly available information regarding selected business combinations in the medical devices industry. The comparable transaction and the month in which each transaction was announced were as follows:

          o    Bausch & Lomb Incorporated/Wesley Jessen VisionCare, Inc.
               (March 2000)
          o    Wesley Jessen VisionCare, Inc./Ocular Sciences, Inc. (March
               2000)
          o    Biomet, Inc./Implant Innovations Inc. (August 1999)
          o    Guidant Corporation/Cardiothoracic Systems, Inc. (August 1999)
          o    Medtronic, Inc./Xomed Surgical Products, Inc. (August 1999)
          o    Abbott Laboratories/Perclose, Inc. (July 1999)
          o    Fox Paine & Co./Maxxim Medical, Inc. (June 1999)
          o St. Jude Medical, Inc./Angio-Seal (a division of Tyco International Ltd.) (February 1999)
          o    Medtronic, Inc./Arterial Vascular Engineering, Inc. (November
               1998)
          o    Maxxim Medical, Inc./Circon Corporation (November 1998)
          o    Medtronic, Inc./Sofamor Danek Group, Inc. (November 1998)
          o Summit Technology, Inc./Autonomous Technologies Corporation (October 1998)
          o General Electric Company/Marquette Medical Systems, Inc. (September 1998)
          o Guidant Corporation/Sulzer Intermedics and Sulzer Osypka (divisions of Sulzer Medica Ltd.) (September 1998)
          o    Guidant Corporation/InControl, Inc. (August 1998)
          o    Stryker Corporation/Howmedica (a division of Pfizer, Inc.)
               (July 1998)
          o    Johnson & Johnson/Depuy, Inc. (July 1998)
          o Arterial Vascular Engineering, Inc./C.R. Bard, Inc. (coronary cath lab business) (July 1998)
          o    Medtronic, Inc./Physio-Control International Corporation (June
               1998)
          o    Tyco International Ltd./United States Surgical Corporation (May
               1998)
          o    Sulzer Medica Ltd./Spine-Tech, Inc. (December 1997)
          o    Respironics, Inc./Healthdyne Technologies, Inc. (November 1997)
          o    Bausch & Lomb Incorporated/Storz Instrument (October 1997)
          o    Bausch & Lomb Incorporated/Chiron Vision Corporation (October
               1997)
          o    Beckman Instruments, Inc./Coulter Corporation (September 1997)

         The analysis indicated that:

          o the transaction value as a multiple of last twelve months revenue ranged from approximately 1.3x to 14.9x, with a mean of approximately 4.6x and a median of approximately 2.5x;

          o the transaction price as a multiple of estimated one-year forward earnings per share ranged from approximately 8.2x to 47.2x, with a mean of approximately 23.8x and a median of approximately 22.1x;

          o premiums paid relative to the closing price per share one day prior to the announcement date ranged from approximately 3% to 67%, with a mean of approximately 25.8% and a median of approximately 19.6%;

          o premiums paid relative to the closing price per share four weeks prior to the announcement date ranged from approximately 4% to 118%, with a mean of approximately 47.5% and a median of approximately 36.6%;

          o premiums paid relative to the closing price per share 90 days prior to the announcement date ranged from approximately negative 11% to 95%, with a mean of approximately 29.2% and a median of approximately 28.6%.

         Based on this analysis, the implied equity value per Share using the transaction multiples method ranged from approximately $10.50 to $21.00, and using the premiums paid method the implied equity value per Share ranged from approximately $13.50 to $24.00.

         DISCOUNTED CASH FLOW ANALYSIS. Chase H&Q performed a discounted cash flow analysis for the Company using financial forecasts provided by the Company to calculate a present value of projected unlevered free cash flows for the Company. For this analysis, Chase H&Q discounted the estimated unlevered free cash flows using a range of discount rates from 25% to 35%. Chase H&Q added to the present values of the cash flows the terminal value of tax-effected EBIT in the year 2006, and discounted the terminal value using the range of discount rates as was used to discount the unlevered free cash flows. The terminal value was calculated using the terminal multiple method, assuming a range of terminal multiples of one-year forward tax effected EBIT from 10.0x to 20.0x. Based on this analysis, the implied equity value per Share ranged from approximately $15.00 to $27.00.

         The following is a summary of valuation ranges derived from Chase H&Q's comparable public companies analysis, precedent transactions analysis and discounted cash flow analysis, all as described above:

Method of Analysis                                   Per Share Valuation Range
---------------------                                -------------------------
Comparable Public Companies Analysis                 $12.00 to $18.50

Precedent Transactions Analysis                      $13.50 to $24.00
(Premiums Paid)

Precedent Transactions Analysis                      $10.50 to $21.00
(Transaction Multiples)

Discounted Cash Flow Analysis                        $15.00 to $27.00

         The summary set forth above does not purport to be a complete description of the analyses performed by Chase H&Q in arriving at its opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or summary description. Chase H&Q believes that its analyses must be considered as a whole and that selecting portions of analyses and of the factors considered by it, without considering all such factors and analyses, could create a misleading view of the processes underlying its opinion. Chase H&Q did not assign relative weights to any of its analyses in preparing its opinion. The matters considered by Chase H&Q in its analyses were based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the Company's control and involve the application of complex methodologies and educated judgment. Any estimates incorporated in the analyses performed by Chase H&Q are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty. None of the comparable companies used in the comparable public companies analysis described above is identical to the Company, and none of the comparable transactions used in the comparable transactions analysis described above is identical to the Merger. Accordingly, an analysis of publicly traded comparable companies and transactions is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

         The Board of Directors selected Chase H&Q to act as its financial advisor on the basis of the reputation of Chase H&Q as an internationally recognized investment banking firm with substantial expertise in transactions similar to the Merger and because it is familiar with the Company and its business. As part of its financial advisory business, Chase H&Q is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. Chase H&Q has acted as financial advisor to the Board of Directors in connection with the Merger and will receive a fee for its services, payment of a significant portion of which was contingent upon the consummation of the Offer. In the ordinary course of business, Chase H&Q or its affiliates may trade in the debt and equity securities of the Company for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

         The terms of the engagement of Chase H&Q by the Board of Directors are set forth in a letter dated October 15, 1999. Pursuant to the terms of the letter agreement, the Company agreed to pay Chase H&Q a fee of $650,000 in cash upon delivery of its opinion. Upon consummation of a sale of the Company, the Company also agreed to pay to Chase H&Q a fee in cash on closing in an amount equal to 0.45% of the aggregate consideration received by the Company's stockholders (subject to a minimum fee of $3,000,000), against which any fees previously paid by the Company will be credited. The Company has also agreed to reimburse Chase H&Q for its reasonable out-of-pocket expenses, including, without limitation, the reasonable fees and disbursements of its counsel. In addition, the Company has also agreed to indemnify Chase H&Q against certain liabilities and expenses arising out of its engagement.

CERTAIN COMPANY PROJECTIONS

         During the course of discussions between representatives of Parent and the Company, the Company provided Parent or its representatives with certain non-public business and financial information about the Company. This information included the following projections of total revenues, net income and earnings per share for the Company for the years ended December 31, 2000 through 2005:

                        2000      2001      2002      2003      2004      2005
                      --------- --------- --------- --------- --------- --------
                                  (in thousands, except per share amounts)

Total revenues...... $108,060  $146,468  $237,280  $295,093  $366,180  $457,680
Operating income....    2,804    29,848    96,325   136,861   191,030   263,247
Net income..........    3,553    20,303    61,438    87,852   123,213   170,425
Earnings per share..    $0.08     $0.44     $1.30     $1.83     $2.55     $3.52

         The Company does not as a matter of course make public any projections as to future performance or earnings, and the projections set forth above are included in this Information Statement only because this information was provided to Parent. The projections were not prepared with a view to public disclosure or compliance with the published guidelines of the Securities and Exchange Commission or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present operations in accordance with generally accepted accounting principles, and the Company's independent auditors have not examined or compiled the projections and accordingly assume no responsibility for them. The Company's internal financial forecasts (upon which the projections provided to Parent and the Purchaser were based in part) are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to interpretations and periodic revision based on actual experience and business developments. The projections also reflect numerous assumptions made by management of the Company, including assumptions with respect to the market for the Company's products and services, general business, economic, market and financial conditions and other matters, including effective tax rates consistent with historical levels for the Company and interest rates and the anticipated amount of borrowings by the Company, all of which are difficult to predict, many of which are beyond the Company's control, and none of which were subject to approval by Parent or the Purchaser. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate. It is expected that there will be differences between actual and projected results, and actual results may be materially greater or less than those contained in the projections. The inclusion of the projections herein should not be regarded as an indication that any of Parent, the Purchaser, the Company or their respective affiliates or representatives considered or consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. None of Parent, the Purchaser, the Company or any of their respective affiliates or representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the information contained in the projections, and none of them intends to update or otherwise revise the projections to reflect circumstances existing after the date when made or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the projections are shown to be in error.

         Financial information with respect to the Company and its subsidiaries is included in the Company's annual report on Form 10-K for the year ended December 31, 1999, its quarterly report on Form 10-Q for the quarter ended March 31, 2000 and other documents filed by the Company with the Securities and Exchange Commission. See "Incorporation of Certain Documents by Reference" and "Available Information".

CHANGE OF CONTROL

         At 12:00 midnight, New York City time, on Friday, June 30, 2000, the Offer expired. On July 3, 2000, the Purchaser accepted for payment all Shares that were validly tendered and not withdrawn pursuant to the Offer. On July 7, 2000, the Purchaser was informed by ChaseMellon Shareholder Services, L.L.C. that a total of 41,944,555 Shares had been validly tendered and not withdrawn. As a result, the Purchaser owns approximately 89.2% of the outstanding Shares. See also "The Merger and Related Transactions - Background of the Merger", "- Board of Directors", "- Stock Options", "- Employee Benefits" and "- Severance Agreements".

CONDITIONS TO THE MERGER

         Following the consummation of the Offer, the Merger Agreement provides that the respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of certain remaining conditions, including the following: (a) the Company's stockholders shall have approved the Merger by an affirmative vote of the holders of two-thirds of the outstanding Shares (the "Company Stockholder Approval"); (b) any consents, approvals and filings under any foreign antitrust laws, the absence of which would prohibit the consummation of the Merger, shall have been obtained or made; (c) no statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity (as defined below under "- Termination of the Merger Agreement"), or other legal restraint or prohibition (collectively, "Legal Restraints") preventing the consummation of the Merger shall be in effect; provided that each of the parties shall have used all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

TERMINATION OF THE MERGER AGREEMENT

         The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after adoption of the Merger Agreement by the stockholders of the Company:

          (a) by mutual written consent of Parent, the Purchaser and the Company; or

          (b)  by either Parent or the Company:

               (i) if any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, the Shares pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable; or

               (ii) if, upon a vote at a duly held meeting to obtain the
                    Company Stockholder Approval, the Company Stockholder Approval is not obtained; provided that Parent may not terminate the Merger Agreement pursuant to this termination provision if the Purchaser, Parent or any other subsidiary of Parent shall not have voted its Shares in favor of obtaining the Company Stockholder Approval.

TAKEOVER PROPOSALS

         The Merger Agreement provides that the Company will not, nor will it authorize or permit any of its subsidiaries to, nor will it authorize or permit any director, officer or employee of, or any investment banker, attorney or other advisor or representative of, the Company or any of its subsidiaries to (i) directly or indirectly, solicit, initiate or encourage the submission of any Takeover Proposal (as defined below), (ii) enter into any agreement with respect to any Takeover Proposal or (iii) directly or indirectly, participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal. However, prior to July 3, 2000, the date on which the Purchaser accepted Shares for payment pursuant to the Offer, the Merger Agreement permitted the Board of Directors, to the extent necessary to act in a manner consistent with its fiduciary obligations, as determined in good faith by it after consultation with outside counsel, in response to a Takeover Proposal that the Board of Directors determined, in good faith after consultation with outside counsel and Chase H&Q or another nationally recognized independent financial advisor, was reasonably likely to lead to a Superior Proposal (as defined below), that was unsolicited and that did not otherwise result from a breach or a deemed breach of this provision, and subject to compliance with the certain obligations to notify Parent, (x) furnish information with respect to the Company to the person making such Takeover Proposal (and its representatives) pursuant to a customary confidentiality agreement; and (y) participate in discussions or negotiations with the person making such Takeover Proposal (and its representatives) regarding such Takeover Proposal. The Company did not receive any Takeover Proposal from a third party prior to consummation of the Offer.

         "Takeover Proposal" means (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company or any significant subsidiary of the Company, (ii) any proposal for the issuance by the Company of over 20% of its equity securities as consideration for the assets or securities of another person or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of the Company, in each case other than pursuant to the Offer, the Merger and the other transactions contemplated by the Merger Agreement.

         "Superior Proposal" means any proposal made by a third party to acquire substantially all the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization or a sale of all or substantially all its assets, (i) on terms which the Board of Directors determines in good faith to be superior from a financial point of view to the holders of Shares to the Offer, the Merger and the other transactions contemplated by the Merger Agreement (after consultation with the Company's financial advisor, which shall be Chase H&Q or another nationally recognized independent financial advisor), taking into account all the terms and conditions of such proposal and the Merger Agreement (including any proposal by Parent to amend the terms of the Offer, the Merger and the transactions contemplated by the Merger Agreement) and (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

         The Merger Agreement further provides that, unless the Board of Directors, after consultation with outside counsel, determines in its good faith judgment that it is necessary to do so to fulfill its fiduciary obligations, neither the Board of Directors nor any committee thereof may (i) withdraw (or modify in a manner adverse to Parent or the Purchaser) or publicly propose to withdraw (or modify in a manner adverse to Parent or the Purchaser) the approval or recommendation by such Board of Directors or any such committee of the Merger Agreement, the Offer or the Merger, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Takeover Proposal, or (iii) approve or recommend, or publicly propose to approve or recommend, any Takeover Proposal. However, prior to the consummation of the Offer, the Company was permitted to take the actions set forth in clauses (ii) or (iii) of the preceding sentence if: (i) the Board of Directors received a Superior Proposal, (ii) in light of such Superior Proposal the Board of Directors determined in good faith, after consultation with outside counsel, that it was necessary to withdraw or modify its approval or recommendation of the Merger Agreement, the Offer or the Merger in order to act in a manner consistent with its fiduciary duty under applicable law, (iii) the Company notified Parent in writing of the determinations described in clause (ii) above, (iv) at least three business days following receipt by Parent of the notice referred to in clause (iii) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause (iii) above, such Superior Proposal remained a Superior Proposal and the Board of Directors again made the determinations referred to in clause (ii) above, (v) the Company was in compliance with the provisions related to Takeover Proposals referenced above (other than breaches that, individually and in the aggregate, were not material and did not prejudice Parent's rights under the Merger Agreement),
(vi) the Company had previously paid the Termination Fee described below,
(vii) the Board of Directors concurrently approved, and the Company concurrently entered into, a definitive agreement, providing for the implementation of such Superior Proposal and (viii) Parent was not at such time entitled to terminate the Merger Agreement pursuant to a Company breach or failure to perform in any material respect any of its representations, warranties or covenants contained in the Merger Agreement. The Company did not receive a Superior Proposal or any other Takeover Proposal from a third party prior to consummation of the Offer.

FEES AND EXPENSES

         The Merger Agreement provides that, except as set forth below, all fees and expenses incurred in connection with the Merger Agreement, the Offer, the

Merger and the other transactions contemplated by the Merger Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

         The Merger Agreement required the Company to pay to Parent a fee of $32.5 million (the "Termination Fee") if: (i) the Merger Agreement was terminated because the Offer expired without the Purchaser accepting Shares for payment as a result of the failure of the condition set forth in paragraph
(d) of Exhibit A to the Merger Agreement; (ii) the Company terminated the Merger Agreement in order to enter into a definitive agreement with respect to a Superior Proposal as described above; (iii) Parent terminated the Merger Agreement prior to consummation of the Offer because the Board of Directors had withdrawn or modified its recommendation of the Offer or as a result of the Company materially breaching its obligations described under "Takeover Proposals"; (iv) after the date of the Merger Agreement, any person made a Takeover Proposal, (A) the Offer remained open until the scheduled expiration date immediately following the date such Takeover Proposal was made, (B) fewer than two-thirds of the Shares outstanding on a fully diluted basis were tendered in the Offer by such expiration date, (C) the Merger Agreement was terminated under certain circumstances in which the Offer was not consummated on or before November 26, 2000 or the Offer was not consummated as a result of a failure of certain conditions and (D) within 12 months of such termination the Company entered into a definitive agreement to consummate, or consummated, the transactions contemplated by the Takeover Proposal; or (v) the Merger Agreement was terminated by Parent under certain circumstances as a result of a wilful breach by the Company and within 12 months of such termination the Company entered into a definitive agreement to consummate, or consummated, the transactions contemplated by a Takeover Proposal.

         The Merger Agreement provided that, if the Company had become obligated to pay the Termination Fee pursuant to clause (v) described above as a result of a wilful breach by the Company, Parent would have had the right to elect not to receive the Termination Fee and instead pursue any and all rights, claims and causes of action it may have had with respect to such breach under law. If Parent elected to receive the Termination Fee, and the Company paid the Termination Fee as described above, the payment by the Company of such fee would have been Parent's sole remedy with respect to such breach and Parent would have been required to waive, to the fullest extent permitted by law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have had against the Company with respect to such breach.

BOARD OF DIRECTORS

         The Merger Agreement provided that promptly upon consummation of the Offer, the Purchaser was entitled to designate such number of directors on the Board of Directors as would give the Purchaser representation on the Board of Directors equal to at least that number of directors, rounded up to the next whole number, which is the product of (a) the total number of directors on the Board of Directors (giving effect to the directors elected pursuant to this sentence) multiplied by (b) the percentage that (i) such number of Shares so accepted for payment and paid for by the Purchaser plus the number of Shares otherwise owned by the Purchaser or any other subsidiary of Parent bears to
(ii) the number of such Shares outstanding. Until the Effective Time, the Board of Directors shall have at least three directors who were directors on the date of the Merger Agreement (the "Independent Directors"). The Merger Agreement provides that, if the number of Independent Directors is reduced below three for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there is only one remaining) will be entitled to designate persons to fill such vacancies who will be deemed to be Independent Directors for purposes of the Merger Agreement or, if no Independent Directors then remain, the other directors will designate three persons to fill such vacancies who are not officers, stockholders or affiliates of the Company,

Parent or the Purchaser, and such persons will be deemed to be Independent Directors for purposes of the Merger Agreement.

         On July 5, 2000, by written consent in lieu of a meeting of the Board of Directors: (i) the Company accepted the resignations of the following directors: Jeffrey A. Bernfeld, C. Glen Bradley, Richard F. Miller and John A. Norris; and (ii) the following four designees of Parent were elected to the
Board: Timothy R. G. Sear, C. Allen Baker, Charles E. Miller, Sr., and Gerald
D. Cagle.

EMPLOYEE BENEFITS

         The Merger Agreement provides that Parent will cause the Surviving Corporation (i) to maintain for a period of one year after the Effective Time the Company Benefit Plans (as defined in the Merger Agreement) (other than equity-based plans) in effect on the date of the Merger Agreement or (ii) to provide benefits (other than equity-based plans) to each current employee of the Company and its subsidiaries that are not materially less favorable in the aggregate to such employees than those benefits in effect for such employees on the date of the Merger Agreement.

         In addition, from and after July 5, 2000, the date on which the Purchaser's designees were appointed to the Board of Directors (the "Control Date"), Parent will cause the Company or the Surviving Corporation, as applicable, to honor in accordance with their respective terms (as in effect on the date of the Merger Agreement), all the Company's employment, severance and termination agreements, plans and policies disclosed in the Company's disclosure schedule to the Merger Agreement including any change in control provisions contained therein.

         The Merger Agreement further provides that with respect to any "employee benefit plan", as defined in Section 3(3) of ERISA, maintained by Parent or any of its subsidiaries (including any severance plan), for all purposes, including determining eligibility to participate and vesting, service with the Company or any of its subsidiaries shall be treated as service with Parent or any of its subsidiaries; provided, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

REASONABLE EFFORTS; NOTIFICATION

         The Merger Agreement provides that each of the parties shall use all reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging the Merger Agreement or the consummation of the transactions contemplated by the Merger Agreement, including, when reasonable, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by the Merger Agreement and to fully carry out the purposes of the Merger Agreement. Nothing in the Merger Agreement is deemed to require any party to waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any significant asset or collection of assets.

         The Company shall give prompt notice to Parent, and Parent or the Purchaser shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in the Merger Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under the Merger Agreement; provided, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under the Merger Agreement.

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains various customary representations and warranties.

PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER

          The Merger Agreement may be amended by the parties at any time, whether before or after the Company Stockholder Approval has been obtained; provided (i) that, after the Company Stockholder Approval has been obtained, there shall be made no amendment that by law requires further approval by the Company's stockholders without the further approval of such stockholders and
(ii) that after the Merger Agreement is adopted by the Company's stockholders, no such amendment or modification shall be made that reduces the amount or changes the form of Merger Consideration or otherwise materially and adversely affects the rights of the Company's stockholders hereunder, without the further approval of such stockholders. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto.

         At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant thereto or (c) waive compliance with any of the agreements or conditions contained therein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure by any party to the Merger Agreement to assert any of its rights under the Merger Agreement or otherwise shall not constitute a waiver of such rights.

         A termination of the Merger Agreement, an amendment of the Merger Agreement or an extension or waiver shall, in order to be effective, require in the case of Parent, the Purchaser or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors; provided, that in the case of the Company, such action shall also require action by a majority of the Independent Directors.

RIGHTS AGREEMENT

         The Rights Agreement was amended as of May 26, 2000, to render the Rights inapplicable to the Offer, the Merger and the other transactions contemplated by the Merger Agreement.

THE CONFIDENTIALITY AGREEMENT

         Alcon Laboratories, Inc., the principal operating subsidiary of Parent, and the Company entered into a Confidentiality Agreement on November 5, 1999. Pursuant to the Confidentiality Agreement, the Company and Alcon agreed to keep confidential certain information provided by the Company or its representatives. The Merger Agreement provides that certain information exchanged pursuant to the Merger Agreement will be subject to the Confidentiality Agreement.

PLANS FOR THE COMPANY

         Following completion of the Merger, Parent intends to operate the Company as a subsidiary of Parent under the direction of Parent's management. Parent's principal reason for acquiring the Company is the strategic fit of the Company's operations with Parent's operations. Parent intends to continue to review the Company and its assets, corporate structure, dividend policy, capitalization, operations, properties, policies, management and personnel and to consider, subject to the terms of the Merger Agreement, what, if any, changes would be desirable in light of the circumstances then existing, and reserves the right to take such actions or effect such changes as it deems desirable. Such changes could include changes in the Company's corporate structure, operational headquarters, capitalization, management or dividend policy.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following discussion describes certain U.S. Federal income tax consequences of the Merger. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed treasury regulations, rulings, administrative pronouncements and judicial decisions, changes to which could materially affect the tax consequences described in this Information Statement and could be made on a retroactive basis. This discussion does not address all aspects of U.S. Federal income taxation that may be important to you based on your particular circumstances and does not address any aspect of state, local, foreign or other tax laws. This summary generally considers only Shares that are exchanged for cash pursuant to the Merger and that are held as capital assets (generally, assets held for investment) and may not apply to holders who acquired Shares pursuant to the exercise of employee stock options or other compensation arrangements with the Company, holders that are subject to special tax treatment, holders that hold Shares as part of a "straddle", "hedge", or "conversion transaction", or holders the functional currency of which is not the U.S. dollar. Holders that may be subject to special tax treatment include broker-dealers, insurance companies, tax-exempt organizations, financial institutions, and regulated investment companies.

         CONSEQUENCES TO HOLDERS OF SHARES. A holder of Shares will recognize gain or loss equal to the difference between the amount of cash received in the Merger and the holder's adjusted tax basis in the Shares exchanged therefor. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the Effective Time the holder has a holding period for the Shares of more than one year.

         BACKUP WITHHOLDING AND INFORMATION REPORTING. Payments of cash to a holder surrendering Shares will be subject to information reporting and "backup" withholding at a rate of 31% of the cash payable to the holder, unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions. Any amounts withheld from payments to a holder under the backup withholding rules generally will be allowed as a credit against the holder's U.S. Federal income tax liability, which may entitle such holder to a refund provided the required information is furnished to the Internal Revenue Service.

         The preceding discussion does not purport to be a complete analysis or discussion of all potential tax effects relevant to the Merger. Thus, stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger, including tax return reporting requirements, the applicability and effect of Federal, state, local, foreign and other applicable tax laws and the effect of any proposed changes in the tax laws.

METHOD OF ACCOUNTING

         The Merger will be accounted for under the purchase method of accounting.

REGULATORY AND OTHER APPROVALS

         There are no U.S. Federal or state regulatory requirements which remain to be complied with in order to consummate the Merger (other than the filing of articles of merger with the Secretary of State of The Commonwealth of Massachusetts).

SOURCE AND AMOUNT OF FUNDS

         The total amount of funds required by the Purchaser to purchase all Shares tendered pursuant to and to pay all related fees and expenses in connection with the Offer was approximately $797 million. The amount of funds required by the Company to make all payments to participants in the Company's stock option plans pursuant to the Merger Agreement was approximately $39 million. The total amount of funds required by the Purchaser to consummate and to pay all related fees and expenses in connection with the Merger is estimated to be approximately $104 million. The Purchaser plans to obtain all funds needed for the Merger through capital contributions or intercompany advances from Parent. Such funds will be made available to Parent through intercompany advances from Nestle or an affiliate of Nestle.

                              DISSENTERS' RIGHTS

         Stockholders of the Company who do not vote in favor of adoption of the Merger Agreement have the right to seek payment in cash of the fair value of their Shares by complying with Sections 86 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts ("Sections 86-98").

         The following discussion is not a complete statement of the law pertaining to appraisal rights under Massachusetts law, and is qualified in its entirety by the full text of Sections 86-98, which are provided in their entirety as Annex C to this Information Statement.

         If the Merger Agreement is approved by the stockholders at the Special Meeting and the Merger is consummated, any stockholder (1) who files with the Company before the taking of the vote on the approval of such action written objection to the proposed action stating that he, she or it intends to demand payment for such person's Shares if the action is taken and (2) whose Shares are not voted in favor of the Merger Agreement, has or may have the right to demand in writing from the Company, within twenty days after the date of mailing to such person of notice in writing that the corporate action has become effective, payment for his, her or its Shares and an appraisal of the value thereof. The Company and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in Sections 86 to 98, inclusive, of Chapter 156B of the General Laws of Massachusetts. FAILURE TO FOLLOW THE STEPS REQUIRED BY SECTIONS 86 TO 98, INCLUSIVE, OF CHAPTER 156B OF THE GENERAL LAWS OF MASSACHUSETTS FOR PERFECTING DISSENTERS' RIGHTS MAY RESULT IN THE LOSS OF SUCH RIGHTS.

         Therefore, under Massachusetts law, a stockholder wishing to exercise his, her or its appraisal rights (1) must not vote in favor of adoption of the Merger Agreement, (2) must deliver to the Company prior to the vote on the Merger Agreement at the Special Meeting to be held on [INSERT DATE], a written objection to the proposed action stating that he, she or it intends to demand payment for his, her or its Shares if the action is taken, and (3) within twenty days after the date of mailing to such person of notice in writing that the Merger has become effective, must demand in writing from the Company payment for such person's Shares. Within ten days after the Effective Time, the Company will notify each stockholder who has properly filed written objection and who did not vote in favor of adoption of the Merger Agreement that the Merger has become effective. The stockholder must be the record holder of such Shares on the date the written objection is made and must continue to hold such Shares of record until the Effective Time. Accordingly, a stockholder who is the record holder of Shares on the date the written demand for appraisal is made, but who thereafter transfers such Shares prior to the Effective Time, will lose any right to appraisal in respect of such Shares.

         You should consult your tax advisors with regard to the particular Federal, state, local, foreign and other tax consequences to you of exercising your appraisal rights under Massachusetts law.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Company Common Stock as of the date of this Information Statement by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding Shares, (ii) each of the Company's directors, (iii) the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company in fiscal year 1999 (the "Named Executive Officers") and (iv) all directors and officers of the Company as a group. Unless otherwise indicated, the mailing address of each of the persons shown is c/o Summit Autonomous Inc., 21 Hickory Drive, Waltham, Massachusetts 02451.

                                                                      Shares                           Percent
                                                                   Beneficially                     Beneficially
Beneficial Owner                                                     Owned(1)                          Owned (2)
-------------------------------------------------------------------------------------------------------------------
Alcon Acquisition Corp.
  6201 South Freeway
  Fort Worth, Texas 76134-2099.....................................41,944,555(3)                        89.2%

Directors

C. Allen Baker..............................................................0(4)                          *
Gerald D. Cagle.............................................................0(4)                          *
Randy W. Frey...............................................................0(5)                          *
Charles E. Miller...........................................................0(4)                          *
Robert J. Palmisano.........................................................0(5)                          *
Timothy R.G. Sear...........................................................0(4)                          *
Richard M. Traskos..........................................................0                             *

Named Executive Officers

Menderes Akdag..............................................................0                             *
Robert J. Kelly.............................................................0                             *
Peter E. Litman.............................................................0                             *
D. Verne Sharma.............................................................0                             *

All Executive Officers and Directors
  as a Group (27 persons).............................................[53,616]                            *

------------
* Less than 1% of the outstanding Company Common Stock.

(1) Except as otherwise noted, the Company believes that the persons named in the table have sole voting and investment power with respect to the Shares set forth opposite such persons' name.

(2) Determined on the basis of [INSERT NUMBER] Shares outstanding as of [INSERT DATE].

(3) As reported on a Schedule TO Tender Offer Statement date July 7, 2000 as filed by the Purchaser and Parent.

(4) Does not include 41,944,555 Shares beneficially owned by the Purchaser, which such Directors of the Company may be deemed to beneficially own by virtue of their positions with Parent. Each of C. Allen Baker, Gerald D. Cagle, Charles E. Miller and Timothy R.G. Sear disclaim any such beneficial ownership

(5) Mr. Frey is an officer of the Company and Mr. Palmisano is the Chief Executive Officer of the Company.


                  INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Stockholders should be aware that the executive officers and directors of the Company have interests in the Merger that are in addition to or different from the interests of stockholders of the Company generally. These interests are discussed below.

STOCK OPTIONS

         The Merger Agreement provides that the Board of Directors (or, if appropriate, any committee administering the Company Stock Plans (as defined in the Merger Agreement)) shall adopt such resolutions or take such other actions as are required to adjust the terms of all outstanding Company Stock Options (as defined in the Merger Agreement) and all outstanding Company SARs (as defined in the Merger Agreement), in each case whether vested or unvested, granted before the date of the Merger Agreement under any Company Stock Plan to provide that each such Company Stock Option (and any Company SAR related thereto) outstanding immediately prior to the first acceptance for payment of Shares pursuant to the Offer shall be canceled in exchange for a cash payment by the Company as soon as practicable following the first acceptance for payment of Shares pursuant to the Offer of an amount equal to (i) the excess, if any, of (x) the highest price per Share to be paid pursuant to the Offer over (y) the exercise price per Share subject to such Company Stock Option, multiplied by (ii) the number of Shares issuable pursuant to the unexercised portion of such Company Stock Options.

         The Company has agreed to use its best efforts to obtain all consents of the holders of Company Stock Options as shall be necessary to effectuate the foregoing. At Parent's request, payment may be withheld in respect of any Company Stock Option until all necessary consents with respect to such Company Stock Option are obtained.

         The Merger Agreement provides that the Company Stock Plans shall terminate as of the Effective Time, and the provisions in any other Benefit Plan (as defined in the Merger Agreement) providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option or Company SAR or any participant in any Company Stock Plan or other Company Benefit Plan shall have any right thereunder to acquire any capital stock of the Company or the surviving corporation in the Merger.

SEVERANCE AGREEMENTS

         The Board of Directors has approved severance agreements for its officers and director-level employees. These severance arrangements become available only in the event of a "change of control" of the Company and entitle covered employees to continuation of salary, standard bonuses and benefits in the event they are terminated without cause after a change of control or terminate their employment for "good reason" after a change of control. The severance arrangements would not apply to a termination for "cause" after a change of control. The arrangements approved by the Board of Directors provide for salary continuation and continuation of certain benefits for (i) three years for Robert Palmisano, President and Chief Executive Officer of the Company, (ii) two years for each of Randy Frey, Executive Vice President and Chief Technology Officer; Charline Gauthier, Executive Vice President and Chief Operations Officer; Bernard Haffey, Executive Vice President and Chief Commercial Officer; Robert Kelly, Executive Vice President, Chief Financial Officer and Treasurer; and James Lightman, Senior Vice President, General Counsel and Clerk and (iii) one year for all other Vice Presidents. The severance arrangements also provide that in the event the severance provisions are triggered, the Company will make outplacement services available to such individuals for one year, all outstanding options held by such individuals will become exercisable and such individuals will be entitled to certain payments to make them whole for taxes imposed by Section 4999 of the Internal Revenue Code, the so-called "golden parachute" tax. Menderes Akdag, President of Lens Express, Inc., has a severance arrangement with Lens Express, Inc. that provides for salary continuation for two years on the same terms and under the same circumstances as the severance arrangements set forth above, but which is triggered upon a change of control of Lens Express, Inc. The cash severance payable to Mr. Palmisano, assuming his employment is terminated under circumstances entitling him to severance, would be $1,642,500 (before giving effect to any payment for golden parachute taxes). The cash severance payable to the following individuals, assuming such person's employment is terminated under circumstances entitling him or her to severance (before giving effect to any payment for golden parachute taxes), would be: Mr. Frey $667,000, Dr. Gauthier $616,000, Mr. Haffey $616,000, Mr. Kelly $728,000 and Mr. Lightman $557,550. The cash severance payable to Mr. Akdag, assuming his employment is terminated under circumstances entitling him to severance, would be $667,800. Payments made under these severance arrangements will be paid in a lump-sum cash payment within 30 days of termination, or, at the option of the employee entitled to the severance payment, in monthly installments with interest at the rate of 7% per annum over a period not to exceed two years.

INDEMNIFICATION AND INSURANCE

         Parent and the Purchaser have agreed in the Merger Agreement that Parent shall, to the fullest extent permitted by law, cause the Company from and after July 5, 2000 to honor all the Company's obligations to indemnify, defend and hold harmless (including any obligations to advance funds for expenses) the current and former directors and officers of the Company and its subsidiaries against all losses, claims, damages or liabilities arising out of acts or omissions by any such directors and officers occurring prior to the Effective Time to the maximum extent that such obligations of the Company exist on the date of the Merger Agreement, whether pursuant to the Company's charter, the Company's by-laws, the Massachusetts Business Corporation Law, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company's charter, the Company's by-laws and such individual indemnity agreements from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions. In the event a current or former director or officer of the Company or any of its subsidiaries is entitled to indemnification, such director or officer shall be entitled to reimbursement from the Company (from and after the Control Date) or the corporation surviving the Merger (from and after the Effective Time) for reasonable attorney fees and expenses incurred by such director or officer in pursuing such indemnification, including payment of such fees and expenses by the Surviving Corporation or the Company, as applicable, in advance of the final disposition of such action upon receipt of an undertaking by such current or former director or officer to repay such payment if it shall be adjudicated that such current or former director or officer was not entitled to such payment.

         The Merger Agreement also provides that from and after the Control Date and for a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may either (i) substitute therefor policies with reputable and financially sound carriers or (ii) maintain self insurance or similar arrangements through a financially sound insurance affiliate of Parent, in each case of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance (such 200% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium. In the Merger Agreement, the Company has represented to Parent that the Maximum Premium is $400,000.

         The Company has agreed in the Merger Agreement to maintain, through the Effective Time, the Company's existing directors' and officers' insurance in full force and effect without reduction of coverage.

         The Merger Agreement also provides that the by-laws of the corporation surviving the Merger shall contain the provisions that are set forth, as of the date of the Merger Agreement, in Article VIII of the by-laws of the Company, which provisions shall not be directly or indirectly (by amending, repealing or otherwise modifying the Articles of Organization of the Company) amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees or other agents of the Company. Additionally, if the corporation surviving the Merger or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger and the continuing or surviving entity does not assume the indemnification obligations of the surviving corporation, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the corporation surviving the merger assume, as a matter of law or otherwise, the obligations.

         Parent has agreed in the Merger Agreement to guarantee that if for any reason the Company or the Surviving Corporation, as the case may be, shall not meet its obligations, Parent shall meet such obligations described above in full when and as such obligations arise.

                                 MISCELLANEOUS

OTHER MATTERS

         Management knows of no other business to be presented at the Special Meeting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company (File No. 000-16937) with the Commission are incorporated by reference in this Information Statement:

         o The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, previously filed with the Commission on March 30, 2000;

         o The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000, previously filed with the Commission on May 12, 2000; and

         o The Company's Current Reports on Form 8-K, previously filed with the Commission on March 29, 2000, May 12, 2000, May 30, 2000, May 31, 2000, June 30, 2000 and July 14, 2000.

         All documents filed by the Company with the Commission pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and shall be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated by reference herein or contained in this Information Statement shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modified or superseded such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

        This Information Statement incorporates documents by reference that are not presented in or delivered with this Information Statement. These documents are available upon request from James A. Lightman, Clerk, Summit Autonomous Inc., 21 Hickory Drive, Waltham, Massachusetts 02451. In order to ensure timely delivery, any request should be made by [INSERT DATE].

AVAILABLE INFORMATION

         The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information the Company files at the Public Reference Section of the Commission located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10004; and Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. You may obtain copies of all or any portion of the material by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Please call the Commission at (800) SEC-0330 for further information on the public reference rooms. The Company's filings are also available to the public at the web site maintained by the Commission at <http://www.sec.gov.

                                                                       ANNEX A


===============================================================================



                                                                CONFORMED COPY



                         AGREEMENT AND PLAN OF MERGER




                           Dated as of May 26, 2000,




                                     Among

                             ALCON HOLDINGS INC.,



                            ALCON ACQUISITION CORP.



                                      And



                            SUMMIT AUTONOMOUS INC.







===============================================================================

                               TABLE OF CONTENTS


                                   ARTICLE I

                           The Offer and the Merger

SECTION 1.01.  The Offer...................................................  2
SECTION 1.02.  Company Actions.............................................  4
SECTION 1.03.  The Merger..................................................  5
SECTION 1.04.  Closing.....................................................  6
SECTION 1.05.  Effective Time..............................................  6
SECTION 1.06.  Effects.....................................................  6
SECTION 1.07.  Articles of Organization and By-laws........................  6
SECTION 1.08.  Directors...................................................  6
SECTION 1.09.  Officers....................................................  7

                                  ARTICLE II

                 Effect on the Capital Stock of theConstituent
                                 Corporations

SECTION 2.01.  Effect on Capital Stock.....................................  7
SECTION 2.02.  Exchange of Certificates....................................  8

                                        ARTICLE III

                       Representations and Warranties of the Company

SECTION 3.01.  Organization, Standing and Power............................ 11
SECTION 3.02.  Company Subsidiaries; Equity Interests...................... 12
SECTION 3.03.  Capital Structure........................................... 12
SECTION 3.04.  Authority; Execution and Delivery; Enforceability........... 14
SECTION 3.05.  No Conflicts; Consents...................................... 15
SECTION 3.06.  SEC Documents; Undisclosed Liabilities...................... 17
SECTION 3.07.  Information Supplied........................................ 18
SECTION 3.08.  Absence of Certain Changes or Events........................ 18
SECTION 3.09.  Taxes.. .................................................... 20
SECTION 3.10.  Absence of Changes in Benefit Plans.. ...................... 21
SECTION 3.11.  ERISA Compliance; Excess Parachute Payments................. 22
SECTION 3.12.  Litigation.................................................. 24
SECTION 3.13.  Compliance with Applicable Laws............................. 24
SECTION 3.14.  Contracts; Debt Instruments................................. 25
SECTION 3.15.  Intellectual Property....................................... 25
SECTION 3.16.  Brokers; Schedule of Fees and Expenses...................... 26
SECTION 3.17.  Opinion of Financial Advisor................................ 27
SECTION 3.18.  Lens Express, Inc. Sale..................................... 27

                                  ARTICLE IV

               Representations and Warranties of Parent and Sub

SECTION 4.01.  Organization, Standing and Power. .......................... 28
SECTION 4.02.  Sub......................................................... 28
SECTION 4.03.  Authority; Execution and Delivery; Enforceability........... 28
SECTION 4.04.  No Conflicts; Consents...................................... 29
SECTION 4.05.  Information Supplied........................................ 30
SECTION 4.06.  Brokers..................................................... 30
SECTION 4.07.  Financial Ability to Perform................................ 30

                                         ARTICLE V

                         Covenants Relating to Conduct of Business

SECTION 5.01.  Conduct of Business......................................... 30
SECTION 5.02.  No Solicitation............................................. 34

                                        ARTICLE VI

                                   Additional Agreements

SECTION 6.01.  Preparation of Proxy Statement; Stockholders Meeting........ 37
SECTION 6.02.  Access to Information; Confidentiality...................... 38
SECTION 6.03.  Reasonable Efforts; Notification............................ 38
SECTION 6.04.  Stock Options............................................... 40
SECTION 6.05.  Benefit Plans............................................... 41
SECTION 6.06.  Indemnification............................................. 42
SECTION 6.07.  Fees and Expenses........................................... 44
SECTION 6.08.  Public Announcements........................................ 45
SECTION 6.09.  Transfer Taxes.............................................. 45
SECTION 6.10.  Directors................................................... 45
SECTION 6.11.  Rights Agreement; Consequences if Rights Triggered.......... 46
SECTION 6.12.  Stockholder Litigation...................................... 47
SECTION 6.13.  Transfers of Certain Intangible Assets...................... 47

                                  ARTICLE VII

                             Conditions Precedent

SECTION 7.01.  Conditions to Each Party's Obligation To
                 Effect The Merger......................................... 48

                                 ARTICLE VIII

                       Termination, Amendment and Waiver

SECTION 8.01.  Termination.  .............................................. 49
SECTION 8.02.  Effect of Termination.  .................................... 51
SECTION 8.03.  Amendment.  ................................................ 51
SECTION 8.04.  Extension; Waiver.  ........................................ 51
SECTION 8.05.  Procedure for Termination, Amendment, Extension or Waiver... 52

                                  ARTICLE IX

                              General Provisions

SECTION 9.01.  Nonsurvival of Representations and Warranties............... 52
SECTION 9.02.  Notices..................................................... 53
SECTION 9.03.  Definitions................................................. 54
SECTION 9.04.  Interpretation; Disclosure Letters.......................... 54
SECTION 9.05.  Severability................................................ 55
SECTION 9.06.  Counterparts................................................ 55
SECTION 9.07.  Entire Agreement; No Third-Party Beneficiaries.............. 55
SECTION 9.08.  Governing Law............................................... 55
SECTION 9.09.  Assignment.................................................. 55
SECTION 9.10.  Enforcement................................................. 56
SECTION 9.11.  Consents.................................................... 56

EXHIBIT A

 Conditions of the Offer...................................................A-1

EXHIBIT B

 Articles of Organization..................................................B-1

                                    AGREEMENT AND PLAN OF MERGER dated as of
                           May 26, 2000, among ALCON HOLDINGS INC., a
                           Delaware corporation ("Parent"), ALCON
                           ACQUISITION CORP., a Massachusetts
                           corporation ("Sub") and a wholly owned
                           subsidiary of Parent, and SUMMIT AUTONOMOUS
                           INC., a Massachusetts corporation (the
                           "Company") (formerly known as Summit
                           Technology, Inc.).


          WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, in furtherance of such acquisition, Parent proposes to cause Sub to make a tender offer (as it may be amended from time to time as permitted under this Agreement, the "Offer") to purchase all the outstanding shares of common stock, par value $0.01 per share, of the Company (the "Company Common Stock"), including the associated Company Rights (as defined in Section 3.03), at a price per share of Company Common Stock (including the associated Company Right) of $19.00, net to the seller in cash, on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the merger (the "Merger") of Sub into the Company, or (at the election of Parent) the Company into Sub, on the terms and subject to the conditions set forth in this Agreement, whereby each issued share of Company Common Stock not owned directly by Parent or the Company, other than Appraisal Shares (as defined in Section 2.01(d)), shall be converted into the right to receive the highest per share cash consideration paid pursuant to the Offer; and

         WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

          NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                           The Offer and the Merger
                           ------------------------

          SECTION 1.01. The Offer. (a) Subject to the conditions of this Agreement, as promptly as practicable after the date of this Agreement (but in no event later than five business days after the public announcement of this Agreement), Sub shall, and Parent shall cause Sub to, commence the Offer within the meaning of the applicable rules and regulations of the Securities and Exchange Commission (the "SEC"). The obligation of Sub to, and of Parent to cause Sub to, commence the Offer and accept for payment, and pay for, any shares of Company Common Stock tendered pursuant to the Offer are subject to the conditions set forth in Exhibit A. The initial expiration date of the Offer shall be the 20th business day following the commencement of the Offer (determined using Rules 14d-1(g)(3) and 14d-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")). Sub expressly reserves the right to waive any condition to the Offer or modify the terms of the Offer, except that, without the consent of the Company, Sub shall not and Parent shall not permit Sub to (i) reduce the number of shares of Company Common Stock subject to the Offer, (ii) reduce the price per share of Company Common Stock to be paid pursuant to the Offer, (iii) waive or change the Minimum Tender Condition (as defined in Exhibit A), (iv) modify in any manner adverse to the holders of Company Common Stock or add to the conditions set forth in Exhibit A, (v) except as provided in the next sentence, extend the Offer or (vi) change the form of consideration payable in the Offer. Notwithstanding the foregoing, Sub may, without the consent of the Company,
(A) if at the scheduled or any extended expiration date of the Offer (whether extended pursuant to this clause (A) or otherwise) any of the conditions to Sub's obligation to purchase shares of Company Common Stock are not satisfied or waived, extend the Offer for such period as Sub determines; provided that such extension shall be in increments of not more than five business days if all of the conditions set forth in Exhibit A other than the Minimum Tender Condition have been satisfied or waived at such scheduled or extended expiration date, (B) extend the Offer for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof applicable to the Offer and (C) if at the scheduled or any extended expiration date of the Offer less than 90% of the Fully Diluted Shares (as defined in Exhibit A) have been validly tendered and not withdrawn in the Offer, extend the Offer for a period of not more than ten business days in the aggregate beyond the latest expiration date that would otherwise be permitted under clause (A) or (B) of this sentence. In addition, Sub may make available a "subsequent offering period", in accordance with Rule 14d-11 of the Exchange Act. In the event that the Minimum Tender Condition has not been satisfied or waived at the scheduled expiration date of the Offer, at the request of the Company, Sub shall, and Parent shall cause Sub to, extend the expiration date of the Offer in such increments as Sub may determine until the earliest to occur of (w) the satisfaction or waiver of such condition, (x) Parent reasonably determines that such condition to the Offer is not capable of being satisfied on or prior to the Outside Date (as defined in Section 8.01(b)(i)), (y) the termination of this Agreement in accordance with its terms and (z) the Outside Date. On the terms and subject to the conditions of the Offer and this Agreement, Sub shall accept for payment and pay for all shares of Company Common Stock validly tendered and not withdrawn pursuant to the Offer that Sub becomes obligated to purchase pursuant to the Offer as soon as practicable after the expiration of the Offer.

          (b) On the date of commencement of the Offer, Parent and Sub shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer, which shall contain an offer to purchase and a related letter of transmittal and summary advertisement (such Schedule TO and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Each of Parent, Sub and the Company shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and each of Parent and Sub shall take all steps necessary to amend or supplement the Offer Documents and to cause the Offer Documents as so amended or supplemented to be filed with the SEC and to be disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. Parent and Sub shall give the Company and its counsel a reasonable opportunity to review and comment on the Offer

Documents prior to their being filed with the SEC or disseminated to the stockholders of the Company. Parent and Sub shall provide the Company and its counsel in writing with any comments Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments and shall provide the Company and its counsel with a reasonable opportunity to participate in the response of Parent or Sub to such comments.

          (c) Prior to the expiration of the Offer, Parent shall provide or cause to be provided to Sub on a timely basis the funds necessary to purchase any shares of Company Common Stock that Sub becomes obligated to purchase pursuant to the Offer.

          SECTION 1.02. Company Actions. (a) Subject to Section 5.02(b), the Company hereby approves of and consents to the Offer, the Merger and the other transactions contemplated by this Agreement (collectively, the "Transactions").

          (b) On the date the Offer Documents are filed with the SEC, the Company shall file with the SEC a Solicitation/Recommendation Statement on
Schedule 14D-9 with respect to the Offer, including an information statement (such Schedule 14D-9, as amended and supplemented from time to time, the "Schedule 14D-9"), describing the recommen dations referred to in Section 3.04(b), or any permitted withdrawal or modification in accordance with
Section 5.02(b), and shall mail the Schedule 14D-9 (including in the information statement) to the holders of Company Common Stock. Each of the Company, Parent and Sub shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company shall take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. The Company shall provide Parent and its counsel in writing with any comments the Company or its counsel may receive from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments.

          (c) In connection with the Offer, the Company shall cause its transfer agent to furnish Sub as promptly as is reasonably practicable with mailing labels containing the names and addresses of the record holders of Company Common

Stock as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information as Sub may reasonably request in the Company's possession or control regarding the beneficial owners of Company Common Stock, and shall furnish to Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable Law (as defined in Section 3.05), and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Transactions, Parent and Sub shall hold in confidence pursuant to the Confidentiality Agreement (as defined in Section 6.02) the information contained in any such labels, listings and files, shall use such information only for the purpose of communicating the Offer and disseminating any other documents necessary to consummate the Offer, the Merger and the other Transactions and, if this Agreement shall be terminated, shall, upon request, deliver to the Company all copies of such information then in their possession.

          SECTION 1.03. The Merger. On the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, and in accordance with the Massachusetts Business Corporation Law (the "BCL"), Sub shall be merged with and into the Company at the Effective Time (as defined in Section 1.05). At the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation"). The Surviving Corporation shall possess all the rights, privileges, immunities, powers and franchises of the Company and Sub, and the Surviving Corporation shall by operation of law become liable for all of the debts, liabilities and duties of the Company and Sub. The name of the Surviving Corporation shall be Summit Autonomous Inc. and the purpose thereof shall be as set forth in Section 2 of the Articles of Organization of the Surviving Corporation. Notwithstanding the foregoing, Parent may elect at any time prior to the Merger, instead of merging Sub into the Company as provided above, to merge the Company with and into Sub; provided, however, that the Company shall not be deemed to have breached any of its representations, warranties or covenants set forth in this Agreement solely by reason of such election. In such event, the parties shall execute an appropriate amendment to this Agreement to reflect the foregoing. At the election of Parent, any direct or indirect wholly owned subsidiary of Parent may be substituted for Sub as a constituent corporation in the Merger. In such event, the parties shall execute an appropriate amendment to this Agreement in order to reflect the foregoing.

          SECTION 1.04. Closing. The closing (the "Closing") of the Merger shall take place at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019 at 10:00 a.m. on the second business day following the satisfaction (or, to the extent permitted by Law, waiver by all parties) of the conditions set forth in Article VII, or at such other place, time and date as shall be agreed in writing between Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

          SECTION 1.05. Effective Time. Prior to the Closing, Parent shall prepare and give the Company and its counsel the opportunity to review, and on the Closing Date or as soon as practicable thereafter Parent shall file with the Secretary of State of The Commonwealth of Massachusetts, articles of merger or other appropriate documents (in any such case, the "Articles of Merger") executed in accordance with the relevant provisions of the BCL and shall make all other filings or recordings required under the BCL. The Merger shall become effective at such time as the Articles of Merger is duly filed with such Secretary of State, or at such other time as Parent and the Company shall agree and specify in the Articles of Merger (the time the Merger becomes effective being the "Effective Time").

          SECTION 1.06. Effects. The Merger shall have the effects set forth in
 Section 80 of the BCL.

          SECTION 1.07. Articles of Organization and By-laws. (a) The Articles of Organization of the Company shall be amended and restated at the Effective Time to read in the form of Exhibit B, and, as so amended, such Articles of Organization shall be the Articles of Organization of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

          (b) Subject to Section 6.06, the By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.

          SECTION 1.08. Directors. At the Closing, Parent shall designate the directors of the Surviving Corporation and such directors shall hold office until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

          SECTION 1.09. Officers. At the Closing, Parent shall designate the officers of the Surviving Corporation and such officers shall hold office until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

                                  ARTICLE II

                      Effect on the Capital Stock of the
              Constituent Corporations; Exchange of Certificates

          SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become a number of fully paid and nonassessable shares of common stock, par value $0.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock") equal to (i) the number of shares of Company Common Stock outstanding immediately prior to Effective Time (excluding any shares of Company Common Stock that are owned by any subsidiary of the Company or Parent other than Sub) divided by (ii) 1,000; provided, however, that if the aggregate number of shares of Surviving Corporation Common Stock into which the capital stock of Sub is to be converted pursuant to this Section 2.01(a) is not a whole number, such number shall be rounded up to the next higher whole number.

          (b) Cancelation of Treasury Stock and Parent- Owned Stock. Each share of Company Common Stock that is owned directly by the Company, Parent or Sub shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and no other consideration shall be delivered or deliverable in exchange therefor. Each share of Company Common Stock that is owned by any subsidiary of the Company or Parent (other than Sub) shall automatically be converted into one fully paid and nonassessable share of Surviving Corporation Common Stock.

          (c) Conversion of Company Common Stock.(1) Subject to Sections 2.01(b) and 2.01(d), each issued share of Company Common Stock shall be converted into the right to receive in cash the highest price per share of Company Common Stock paid pursuant to the Offer.

          (2) The cash payable upon the conversion of shares of Company Common Stock pursuant to this Section 2.01(c) is referred to collectively as the "Merger Consideration". As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive Merger Consideration upon surrender of such certificate in accordance with Section 2.02, without interest.

          (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares ("Appraisal Shares") of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, Sections 86 through 97 of the BCL (the "Appraisal Provisions") shall not be converted into Merger Consideration as provided in Section 2.01(c), but rather the holders of Appraisal Shares shall be entitled to payment of the fair value of such Appraisal Shares in accordance with the Appraisal Provisions; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under the Appraisal Provisions, then the right of such holder to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, Merger Consideration as provided in Section 2.01(c). The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

          SECTION 2.02. Exchange of Certificates. (a) Paying Agent. Prior to the Effective Time, Parent shall select a bank or trust company in the United States, reasonably acceptable to the Company, to act as paying agent (the "Paying Agent") for the payment of the Merger Consideration upon surrender of certificates representing

Company Common Stock. Parent shall take all steps necessary to enable and cause the Surviving Corporation to provide to the Paying Agent on a timely basis, as and when needed after the Effective Time, cash necessary to pay for the shares of Company Common Stock converted into the right to receive cash pursuant to Section 2.01(c) (such cash being hereinafter referred to as the "Exchange Fund"). If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of shares of Company Common Stock shall be entitled under this Section 2.02(a), Parent shall take all steps necessary to enable or cause the Surviving Corporation promptly to deposit in trust additional cash with the Paying Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Corporation shall in any event be liable for payment thereof. The Exchange Fund shall not be used for any purpose except as expressly provided in this Agreement.

         (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate or certificates (the "Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for Merger Consideration. Upon surrender of a Certificate for cancelation to the Paying Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by such Certificate shall have been converted pursuant to Section 2.01, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 2.01. If any holder of shares of Company Common Stock shall be unable to surrender such holder's Certificates because such Certificates have been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance and with surety reasonably satisfactory to the Surviving Corporation. No interest shall be paid or accrue on the cash payable upon surrender of any Certificate.

          (c) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid in accordance with the terms of this Article II upon conversion of any shares of Company Common Stock shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

          (d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of Company Common Stock for six months after the Effective Time shall be delivered to Parent, upon demand, and any holder of Company Common Stock who has not theretofore complied with this
Article II shall thereafter look only to Parent for payment of its claim for Merger Consideration.

          (e) No Liability. None of Parent, Sub, the Company or the
Paying Agent shall be liable to any person in respect of any cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate has not been surrendered prior to five years after the Effective Time (or immediately prior to such earlier date on which Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.05)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable

Law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (f) Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

          (g) Withholding Rights. Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code (as defined in Section 3.11), or under any provision of state, local or foreign tax Law.

          (h) Charges and Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of cash for shares of Company Common Stock.

                                  ARTICLE III

                 Representations and Warranties of the Company

          The Company represents and warrants to Parent and Sub as follows:

          SECTION 3.01. Organization, Standing and Power. Each of the Company and each of its subsidiaries (the "Company Subsidiaries") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals, and has made all filings, registrations and declarations, in each case whether domestic or foreign, necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, including all licenses, approvals and registrations by or with the U.S. Food and Drug Administration (the "FDA"), and all other Governmental Entities performing similar functions, necessary for the sale and distribution of its products in all jurisdictions in which such products are sold or distributed, in each case other than such franchises, licenses, permits, authorizations, approvals, filings, registrations and declarations the lack of which, individually and in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the Company and the Company Subsidiaries, taken as a whole, a material adverse effect on the ability of the Company to perform its obligations under this Agreement or a material adverse effect on the ability of the Company to consummate the Offer, the Merger and the other Transactions (a "Company Material Adverse Effect"). The Company and each Company Subsidiary is duly qualified to do business in each jurisdiction where the nature of its business or their ownership or leasing of its properties make such qualification necessary except where the failure to so qualify has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent true and complete copies of the articles of organization of the Company, as amended to the date of this Agreement (as so amended, the "Company Charter"), and the by-laws of the Company, as amended to the date of this Agreement (as so amended, the "Company By- laws"), and the comparable charter and organizational documents of each Company Subsidiary, in each case as amended through the date of this Agreement.

          SECTION 3.02. Company Subsidiaries; Equity Interests. (a) The letter, dated as of the date of this Agreement, from the Company to Parent and Sub (the "Company Disclosure Letter") lists each Company Subsidiary and its jurisdiction of organization. All the outstanding shares of capital stock of each "significant subsidiary" (as defined in Regulation S-X of the Federal securities laws) ("Significant Subsidiary") of the Company have been validly issued and are fully paid and nonassessable and, except as set forth in the Company Disclosure Letter, are owned by the Company, by another Significant Subsidiary of the Company or by the Company and another Significant Subsidiary of the Company, free and clear of all pledges, liens, charges, mortgages, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens").

          (b) Except for its interests in the Company Subsidiaries and except for the ownership interests set forth in the Company Disclosure Letter, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

          SECTION 3.03. Capital Structure. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share (together with the Company Common Stock, the "Company Capital Stock"). At the close of business on May 25, 2000, (i) 46,892,798 shares of Company

Common Stock were issued and outstanding, (ii) 164,715 shares of Company Common Stock were held by the Company in its treasury, (iii) 3,980,328 shares of Company Common Stock were subject to outstanding Company Stock Options (as defined in Section 6.04) and 2,209,747 additional shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans (as defined in Section 6.04), (iv) 42,471 shares of Company Common Stock were subject to outstanding Company Warrants (as defined below) and (v) 100,000 shares of Series A Preferred Stock, par value $.01 per share, of the Company were reserved for issuance in connection with the rights (the "Company Rights") issued pursuant to the Rights Agreement dated as of March 28, 2000 (as amended from time to time, the "Company Rights Agreement"), between the Company and Fleet National Bank, as Rights Agent. Except as set forth above, at the close of business on May 26, 2000, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding Company SARs (as defined in Section 6.04) that were not granted in tandem with a related Company Stock Option. All outstanding shares of Company Capital Stock are, and all such shares that may be issued prior to the Effective Time will be when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the BCL, the Company Charter, the Company By-laws or any Contract (as defined in Section 3.05) to which the Company is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Company Common Stock may vote ("Voting Company Debt"). Except as set forth above, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Company or any Company Subsidiary is a party or by which any of them is bound (i) obligating the Company or any Company Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of or other equity interest in, the Company or of any Company Subsidiary or any Voting Company Debt, (ii) obligating the Company or any Company Subsidiary to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of Company Capital Stock. As of the date of this Agreement, there are not any outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary. The Company has delivered to Parent a complete and correct copy of the Company Rights Agreement, as amended to the date of this Agreement. "Warrants" means warrants to purchase Company Common Stock assumed in connection with the Company's acquisition of Autonomous Technologies Corporation, a Florida corporation, on April 29, 1999.

          SECTION 3.04. Authority; Execution and Delivery; Enforceability. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and, subject to the Company Stockholder Approval (as defined below) with respect to the Merger if required by Law, to consummate the Transactions. The execution and delivery by the Company of this Agreement and the consummation by the Company of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval (as defined in Section 3.04(c)). The Company has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation (subject to the Company Stockholder Approval with respect to the Merger if required by Law), enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of the principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          (b) The Board of Directors of the Company (the "Company
Board"), at a meeting duly called and held, duly and unanimously adopted resolutions (i) approving this Agreement, the Offer, the Merger and the other Transactions, (ii) determining that the terms of the Offer, the Merger and the other Transactions are fair to and in the best interests of the Company and its stockholders, (iii) recommending that the holders of Company Common Stock accept the Offer and tender their shares of Company Common Stock pursuant to the Offer and (iv) recommending that the Company's stockholders approve this Agreement. Such resolutions are sufficient to render inapplicable to Parent and Sub and this Agreement, the Offer, the Merger and the other Transactions the provisions of Chapter 110C (assuming the requirement that the terms of the Offer be furnished to shareholders is satisfied), Chapter 110D and Chapter 110F of the BCL. To the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Company with respect to this Agreement, the Offer, the Merger or any other Transaction. The Company has been advised by each of its directors and executive officers that, as of the date of this Agreement, each such person intends to tender all shares of Company Common Stock owned by such person pursuant to the Offer, except to the extent of any restrictions created by Section 16(b) of the Exchange Act.

          (c) The only vote of holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement and the Merger is the approval of this Agreement by the holders of two-thirds of the outstanding Company Common Stock (the "Company Stockholder Approval"). The affirmative vote of the holders of Company Capital Stock, or any of them, is not necessary to consummate the Offer or any Transaction other than the Merger.

          SECTION 3.05. No Conflicts; Consents. (a) Except as set forth in the Company Disclosure Letter, the execution and delivery by the Company of this Agreement do not, and the consummation of the Offer, the Merger and the other Transactions (other than the transactions set forth in Section 6.13) and compliance with the terms hereof (other than Section 6.13) will not, result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of the Company or any Company Subsidiary under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any contract, lease, license, indenture, note, bond, agreement, permit, concession, franchise or other instrument (a "Contract") to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.05(b), any judgment, order, injunction or decree, domestic or foreign ("Judgment"), or statute, law (including common law), legislation, interpretation, ordinance, rule or regulation, domestic or foreign ("Law"), applicable to the Company or any Company

Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (b) No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity") is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions (other than the transactions set forth in Section 6.13), other than (i) compliance with and filings under the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the SEC of (A) the Schedule 14D-9, (B) a proxy or information statement relating to the approval of this Agreement by the Company's stockholders (the "Proxy Statement"), (C) any information statement (the "Information Statement") required under Rule 14f-1 in connection with the Offer and (D) such reports under Section 13 of the Exchange Act as may be required in connection with this Agreement, the Offer, the Merger and the other Transactions, (iii) the filing of the Articles of Merger with the Secretary of State of The Commonwealth of Massachusetts and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) such filings as may be required in connection with the taxes described in Section 6.09, (v) compliance with and filings under the Laws of the European Union, Brazil, Germany, Ireland, Italy, the Netherlands and certain other foreign jurisdictions, in each case if and to the extent required, and (vi) such other items that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (c) The Company and the Company Board have taken all action necessary to (i) render the Company Rights inapplicable to this Agreement, the Offer, the Merger and the other Transactions and (ii) ensure that (A) neither Parent nor any of its stockholders, affiliates or associates is or will become an "Acquiring Person" (as defined in the Company Rights Agreement) by reason of this Agreement, the Offer, the Merger or any other Transaction), (B) a "Distribution Date" (as defined in the Company Rights Agreement) shall not occur by reason of this Agreement, the

Offer, the Merger or any other Transaction and (C) the Company Rights shall expire immediately prior to the Effective Time.

          SECTION 3.06. SEC Documents; Undisclosed Liabilities. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since January 1, 1998 (the "Company SEC Documents"). As of its respective date, each Company SEC Document complied in all material respects with the requirements of the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (filed on March 30, 2000) (the "1999 Form 10-K"), its definitive Proxy Statement with respect to its 2000 Special Meeting (filed on April 19, 2000), its Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 (filed on May 12, 2000), and its Current Report on Form 8-K (filed on May 12, 2000) (collectively, the "2000 SEC Documents") taken together do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the Filed Company SEC Documents (as defined in Section 3.08), neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto, other than liabilities or obligations incurred in the ordinary course of business consistent with prior practice since the date of the most recent financial statements included in the Filed Company SEC Documents.

          SECTION 3.07. Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Offer Documents, the Schedule 14D-9 or the Information Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting (as defined in Section 6.01), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, the Information Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub for inclusion or incorporation by reference therein.

          SECTION 3.08. Absence of Certain Changes or Events. Except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents") or in the Company Disclosure Letter, from the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, the Company has conducted its business only in the ordinary course, and during such period there has not been:

          (i) any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

         (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any Company Capital

    Stock or any repurchase for value by the Company of any Company Capital
    Stock;

         (iii) any split, combination or reclassification of any Company Capital Stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock;

          (iv) (A) any granting by the Company or any Company Subsidiary to any current or former director, officer or employee of the Company or any Company Subsidiary of any increase in compensation, except to the extent required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or, with respect to employees (other than directors, officers or key employees) in the ordinary course of business consistent with prior practice and except for Company Stock Options that are reflected as outstanding in clause (iii) of Section 3.03, (B) any granting by the Company or any Company Subsidiary to any such director, officer or employee of any material increase in severance or termination pay, except as was required under any employment, severance or termination policy, practice or agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or (C) any entry by the Company or any Company Subsidiary into, or any amendment of, any employment, severance or termination agreement with any such director, officer or employee, except for such agreements or amendments with employees (other than directors, officers or key employees) that are entered into in the ordinary ourse of business consistent with prior practice;

          (v) any termination of employment or departure of any officer, material scientist or other key employee of the Company or any Company Subsidiary;

         (vi) any change in accounting methods, principles or practices by the Company or any Company Subsidiary materially affecting the consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP; or

       (vii) any material elections with respect to Taxes (as defined in Section 3.09) by the Company or any Company Subsidiary or settlement or compromise by the

         Company or any Company Subsidiary of any material Tax liability or refund.

          SECTION 3.09. Taxes. (a) Each of the Company and each Company Subsidiary has timely filed, or has caused to be timely filed on its behalf, all Tax Returns required to be filed by it, and all such Tax Returns are true, complete and accurate, except to the extent any failure to file or any inaccuracies in any filed Tax Returns, individually and in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. All Taxes shown to be due on such Tax Returns, or otherwise owed, have been timely paid, except to the extent that any failure to pay, individually and in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (b) The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve (in accordance with GAAP) for all Taxes payable by the Company and the Company Subsidiaries for all Taxable periods and portions thereof through the date of such financial statements (in addition to any reserve for deferred Taxes established to reflect timing differences between book and tax income). No deficiency with respect to any Taxes has been proposed, asserted or assessed against the Company or any Company Subsidiary, and no requests for waivers of the time to assess any such Taxes are pending, except to the extent any such deficiency or request for waiver, individually and in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

          (c) The Federal income Tax Returns of the Company and each Company Subsidiary consolidated in such Returns have never been examined by or settled with the United States Internal Revenue Service. All material assessments for Taxes due with respect to such completed and settled examinations or any concluded litigation have been fully paid.

          (d) There are no material Liens for Taxes (other than for current Taxes not yet due and payable) on the assets of the Company or any Company Subsidiary. Neither the Company nor any Company Subsidiary is bound by any agreement with respect to Taxes other than agreements between or among the Company and Company Subsidiaries and no other person.

          (e) Note 14 to the Company's consolidated financial statements included in the 1999 Form 10-K has been prepared in accordance with GAAP.

          (f) No claim has been made in the past five years by any authority in a jurisdiction within which the Company or any Company Subsidiary does not file Tax Returns that it is, or may be, subject to taxation by that jurisdiction.

          (g) Neither the Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (h) For purposes of this Agreement:

          "Taxes" includes all forms of taxation imposed by any Federal, state, local, foreign or other Governmental Entity, including income, franchise, property, sales, use, excise, employment, unemployment, payroll, social security, estimated, value added, ad valorem, transfer, recapture, withholding and other Taxes of any kind, including all interest, penalties and additions thereto.

          "Tax Return" means all Federal, state, local, provincial and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax return relating to Taxes.

          SECTION 3.10. Absence of Changes in Benefit Plans. Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, from the date of the most recent audited financial statements included in the Filed Company SEC Documents to the date of this Agreement, there has not been any adoption or amendment in any material respect by the Company or any Company Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan or arrangement providing benefits to any current or former employee, officer or director of the Company or any Company Subsidiary (collectively, "Company

Benefit Plans"). Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, as of the date of this Agreement there are not any employment, consulting, indemnification, severance or termination agreements or arrangements between the Company or any Company Subsidiary and any current or former employee, officer or director of the Company or any Company Subsidiary, nor does the Company or any Company Subsidiary have any general severance plan or policy.

          SECTION 3.11. ERISA Compliance; Excess Parachute Payments. (a) The Company Disclosure Letter contains a list and brief description of all material "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Company Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other Company Benefit Plans maintained, or contributed to, by the Company or any Company Subsidiary for the benefit of any current or former employees, officers or directors of the Company or any Company Subsidiary. The Company has made available to Parent true, complete and correct copies of (i) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plan, a description thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Company Benefit Plan, if any.

          (b) All Company Benefit Plans are in compliance in all material respects with applicable Law (including, where applicable, the Code and ERISA). All Company Pension Plans which are intended to be tax-qualified under
Section 401(a) of the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Company Pension Plans are qualified and their related trusts are exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Internal Revenue Code of 1986, as amended (the "Code"), and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened. No such Company Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification, nor has any such Company Pension Plan been amended since December 31, 1998 in any respect that would materially increase its costs.

          (c) No Company Pension Plan is a "defined benefit plan" within the meaning of Section 3(35) of ERISA or is subject to the minimum funding standards of Section 412 of the Code or Section 302 of ERISA, and neither the Company nor any Company Subsidiary has any actual or contingent liability under any defined benefit plan which it (or any affiliate) previously maintained or contributed to (or was obligated to maintain or contribute to). None of the Company, any Company Subsidiary, any officer of the Company or any Company Subsidiary or any of the Company Benefit Plans which are subject to ERISA, including the Company Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any Company Subsidiary or any officer of the Company or any Company Subsidiary to any material tax or penalty on prohibited transactions imposed by such Section 4975 or to any material liability under
Section 502(i) or 502(l) of ERISA.

          (d) With respect to any Company Benefit Plan that is an employee welfare benefit plan, (i) all such Company Benefit Plans are unfunded and no such Company Benefit Plan is funded through a "welfare benefits fund" (as such term is defined in Section 419(e) of the Code), (ii) each such Company Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code), complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and (iii) each such Company Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the Company and the Company Subsidiaries on or at any time after the Effective Time, except with respect to contributions, premiums or benefit claims (actual or contingent) with respect to the period from the Effective Time to such termination.

          (e) Other than payments that may be made to the persons listed in the Company Disclosure Letter (the "Primary Company Executives"), any amount that could be received (whether in cash or property or the vesting of property) as a result of the Offer, the Merger or any other Transaction by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, any other compensation arrangement or any Company Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code). Set forth in the Company Disclosure Letter is (i) the estimated maximum amount that could be paid to each Primary Company Executive as a result of the Offer, the Merger and the other Transactions under all employment, severance and termination agreements, other compensation arrangements and Company Benefit Plans currently in effect and (ii) the "base amount" (as defined in Section 280G(b)(3) of the Code) for each Primary Company Executive calculated as of the date of this Agreement.

          SECTION 3.12. Litigation. Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, there is no suit, action or proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company or any Company Subsidiary (and, as of the date of this Agreement, the Company is not aware of any basis for any such suit, action or proceeding) that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, other than any action, suit or proceeding filed or threatened after the date of this Agreement that is based upon the same or substantially the same facts that serve as the basis for any suit, action or proceeding disclosed in the Filed Company SEC Documents or the Company Disclosure Letter, nor is there any Judgment outstanding against the Company or any Company Subsidiary that has had or would reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.13. Compliance with Applicable Laws. Except as disclosed in the Filed Company SEC Documents or in the Company Disclosure Letter, the Company and the Company Subsidiaries are in compliance with all applicable Laws, including those relating to occupational health and safety and the environment, except for instances of noncompliance that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Except as set forth in the Filed Company SEC Documents or in the Company Disclosure Letter, neither the Company nor any Company Subsidiary has received any written communication during the past two years from a Governmental Entity that alleges that the Company or a Company Subsidiary is not in compliance in any material respect with any applicable Law. Except as set forth in the Filed Company SEC Documents or in the Company Disclosure Letter, the Company and the Company Subsidiaries are in compliance in all material respects with the U.S. Federal Food, Drug and Cosmetic Act, as amended (the "FDC Act"), and applicable regulations promulgated thereunder, and are in compliance in all material respects with all FDA regulations, including the FDA's Quality System Regulation, and any similar Laws applicable to the Company or any Company Subsidiary, including the European Union Medical Device Directives. The Company and the Company Subsidiaries have maintained quality assurance/quality control practices and procedures in compliance in all material respects with good manufacturing practices within the meaning of the FDC Act and applicable regulations promulgated thereunder. This Section 3.13 does not relate to matters with respect to Taxes, which are the subject of Section 3.09.

          SECTION 3.14. Contracts; Debt Instruments. Except as disclosed in the Filed SEC Documents or the Company Disclosure Letter, there are no contracts or agreements that are material to the business, assets, condition (financial or otherwise) or results of operations of the Company and the Company Subsidiaries taken as a whole. Neither the Company nor any Company Subsidiary is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or any other contract, agreement, arrangement or understanding, to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that, individually and in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect.

          SECTION 3.15. Intellectual Property. (a) The Company and the Company Subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights (including patent applications and licenses), know-how, trade secrets, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company and the Company Subsidiaries taken as a whole and the consummation of the Transactions (other than the transactions set forth in Section 6.13) will not conflict with, alter or impair any such Intellectual Property Rights. The Company Disclosure Letter sets forth a description of all of the following with respect to the Company and the Company Subsidiaries: material patents, material patent rights (including patent applications and licenses), material inventions that have been identified as active patent matters but for which applications have not yet been filed, registrations and licenses of trademarks, trade names, service marks and copyrights, and the geographical territories in which the foregoing are applicable. Except as set forth in the Company Disclosure Letter, no claims are pending or, to the knowledge of the Company, threatened that (i) the Company or any of the Company Subsidiaries is infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right or (ii) assert that any Intellectual Property Rights owned by the Company or any Company Subsidiary ("Owned Intellectual Property Rights") are invalid or unenforceable. To the knowledge of the Company, except as set forth in the Filed Company SEC Documents or the Company Disclosure Letter, no person is infringing the rights of the Company or any of the Company Subsidiaries with respect to any Owned Intellectual Property Right.

          (b) The Company has timely paid, or caused to be timely paid, all maintenance, renewal and other similar fees, and has timely met any applicable working requirements with respect to all Owned Intellectual Property Rights listed in the Company Disclosure Letter or material to the Company and the Company Subsidiaries taken as a whole, except as set forth in the Company Disclosure Letter. With respect to Intellectual Property Rights other than Owned Intellectual Property Rights ("Licensed Intellectual Property Rights") that are listed in the Company Disclosure Letter or material to the Company and the Company Subsidiaries taken at a whole, the Company is in compliance in all material respects with any applicable license or similar agreement.

          (c) All Owned Intellectual Property Rights listed in the Company Disclosure Letter or material to the Company and its Subsidiaries taken as a whole, are free and clear of any Liens (other than Liens that are not material in amount or that would not reasonably be expected to materially interfere with such Intellectual Property Rights) and may be freely transferred, assigned, licensed or sublicensed except as set forth in the Company Disclosure letter. The Company's licenses with respect to all Licensed Intellectual Property Rights that are listed in the Company Disclosure Letter or material to the Company and the Company Subsidiaries taken as a whole are free and clear of any Liens (other than Liens that are not material in amount or that would not reasonably be expected to materially interfere with such Licensed Intellectual Property Rights).

          SECTION 3.16. Brokers; Schedule of Fees and Expenses. No broker, investment banker,financial advisor or other person, other than Chase Securities Inc.,the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger and the other Transactions based upon arrangements made by or on behalf of the Company. The estimated fees and expenses incurred and to be incurred by the Company in connection with the Offer, the Merger and the other Transactions (including the fees of Chase Securities Inc. and the fees of the Company's legal counsel) are set forth in the Company Disclosure Letter.

          SECTION 3.17. Opinion of Financial Advisor. The Company has received the opinion of Chase Securities Inc., dated the date of this Agreement, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the holders of Company Common Stock is fair to such holders from a financial point of view and a copy of the signed opinion has been provided to Parent.

          SECTION 3.18. Lens Express, Inc. Sale. Following the closing of the sale pursuant to the Asset Purchase Agreement by and among Lens Express, Inc., the Company and Strategic Optical Holdings, Inc. dated May 4, 2000 (the "Lens Express Sale Agreement"), neither the Company nor any Company Subsidiary will have any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) with respect to the Business (as defined in the Lens Express Sale Agreement) other than (i) the post-closing purchase price adjustment provided in Section 3.3 of the Lens Express Sale Agreement, if any, (ii) liabilities and obligations set forth in Section 2.3 of the Lens Express Sale Agreement or Schedule 2.3 to the Lens Express Sale Agreement,
(iii) liabilities of Seller (as defined in the Lens Express Sale Agreement) required to be set forth in Schedule 5.13 to the Lens Express Sale Agreement but not set forth therein, (iv) the indemnity obligations set forth in Section
12.7 of the Lens Express Sale Agreement, (v) compliance with the post-closing covenants set forth in the Lens Express Sale Agreement and (vi) liabilities and obligations set forth in a letter agreement dated May 4, 2000, a true and complete copy of which has been provided to Parent. To the knowledge of the Company, except as set forth in the Company Disclosure Letter, no liabilities that were required to be set forth in Schedule 5.13 were not set forth therein. Exhibit 4.2 to the Company's Current Report on Form 8-K filed with the SEC on May 12, 2000, together with the exhibits and schedules thereto that the Company has provided to Parent and the letter agreement referred to in clause (vi) above, constitute a true and complete copy of the Lens Express Sale Agreement and there are no other agreements in effect among the parties thereto relating to the subject matter thereof.


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                                                                            28

                                  ARTICLE IV

               Representations and Warranties of Parent and Sub

          Parent and Sub, jointly and severally, represent and warrant to the Company as follows:

          SECTION 4.01. Organization, Standing and Power. Each of
Parent and Sub is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals in each case whether domestic or foreign necessary to enable it to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, other than such franchises, licenses, permits, authorizations and approvals the lack of which, individually and in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on the ability of Parent or Sub to perform its obligations under this Agreement or a material adverse effect on the ability of Parent or Sub to consummate the Offer, the Merger and the other Transactions (a "Parent Material Adverse Effect").

          SECTION 4.02. Sub. (a) Since the date of its incorporation, Sub has not carried on any business or conducted any operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto. Sub was incorporated solely for the purpose of consummating the Transactions.

          (b) The authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Lien.

          SECTION 4.03. Authority; Execution and Delivery; Enforceability. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution and delivery by each of Parent and Sub of this Agreement and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of Parent and Sub. Parent, as sole stockholder of Sub, has approved this Agreement. Each of Parent and Sub has duly executed and delivered this Agreement, and this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and by the effect of the principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

          SECTION 4.04. No Conflicts; Consents. (a) The execution and delivery by each of Parent and Sub of this Agreement, do not, and the consummation of the Offer, the Merger and the other Transactions and compliance with the terms hereof will not, result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, any provision of (i) the charter, by-laws or other organizational documents of Parent or any of its subsidiaries, (ii) any Contract to which Parent or any of its subsidiaries is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.04(b), any Judgment or Law applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect.

          (b) No Consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Offer Documents and (B) such reports under the Exchange Act as may be required in connection with this Agreement, the Offer, the Merger and the other Transactions, (iii) the filing of the Articles of Merger with the Secretary of State of The Commonwealth of Massachusetts, (iv) such filings as may be required in connection with the taxes described in
Section 6.09, (v) compliance with and filings under the Laws of the European Union, Brazil, Germany, Ireland, Italy, the Netherlands and certain other foreign jurisdictions, in each case if and to the extent required, and (vi) such other items that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent
Material Adverse Effect.

          SECTION 4.05. Information Supplied. None of the information supplied or to be supplied by Parent or Sub for inclusion or incorporation by reference in (i) the Offer Documents, the Schedule 14D-9 or the Information Statement will, at the time such document is filed with the SEC, at any time it is amended or supplemented or at the time it is first published, sent or given to the Company's stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference therein.

          SECTION 4.06. Brokers. No broker, investment banker, financial advisor or other person, other than Goldman, Sachs & Co., the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Offer, the Merger and the other Transactions based upon arrangements made by or on behalf of Parent.

          SECTION 4.07. Financial Ability to Perform. Parent and Sub will have cash funds sufficient as and when needed to pay all cash payments for shares of Company Common Stock and options in the Offer and the Merger and to pay all related fees and expenses.

                                   ARTICLE V

                   Covenants Relating to Conduct of Business

          SECTION 5.01. Conduct of Business. (a) Conduct of Business by the Company. Except for matters set forth in the Company Disclosure Letter, expressly agreed to in writing by Parent or otherwise expressly permitted by this Agreement, from the date of this Agreement to the earliest to occur of the date of the termination of this Agreement, the date directors designated by Parent or Sub have been elected to and shall constitute a majority of the Company Board (the "Control Date") or the Effective Time the Company shall, and shall cause each Company Subsidiary to, conduct the business of the Company and the Company Subsidiaries taken as a whole in the usual, regular and ordinary course in substantially the same manner as previously conducted and use all reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and keep its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them to the end that its goodwill and ongoing business shall be unimpaired in all material respects at the Effective Time. In addition, and without limiting the generality of the foregoing, except for matters set forth in the Company Disclosure Letter, expressly agreed to in writing by Parent or otherwise expressly permitted by this Agreement, from the date of this Agreement to the earliest to occur of the date of the termination of this Agreement, the Control Date or the Effective Time, the Company shall not, and shall not permit any Company Subsidiary to, do any of the following without the prior written consent of Parent:

                  (i) (A) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, (B) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (C) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any Company Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell or grant (A) any shares of its capital stock, (B) any Voting Company Debt or other voting securities, (C) any securities convertible into or exchangeable for, or any options, warrants or rights to acquire, any such shares, Voting Company Debt, voting securities or convertible or exchangeable securities or (D) any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock-based performance units, other than (1) the issuance of Company Common Stock (and associated Company Rights) upon the exercise of Company Stock Options outstanding on the date of this Agreement and in accordance with their present terms and (2) the issuance of Company Common Stock upon the exercise of Company Rights;

                  (iii) amend its articles of organization, by-laws or other comparable charter or organizational documents;

                  (iv) acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial equity interest in or portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof or (B) any assets that are material, individually or in the aggregate, to the Company and the Company Subsidiaries taken as a whole, except for purchases of inventory in the ordinary course of business consistent with past practice;

                  (v) (A) grant to any current or former director, officer or employee of the Company or any Company Subsidiary any increase in compensation, except to the extent required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents or, with respect to employees (other than directors, officers or key employees) in the ordinary course of business consistent with prior practice, (B) grant to any current or former employee, officer or director of the Company or any Company Subsidiary any increase in severance or termination pay, except to the extent required under any agreement in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (C) enter into any employment, consulting, indemnification, severance or termination agreement with any such employee, officer or director,
         (D) establish, adopt, enter into or amend in any material respect any collective bargaining agreement or Company Benefit Plan or (E) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with prior practice, under any collective bargaining agreement or Company Benefit Plan;

                  (vi) make any change in accounting methods, principles or practices materially affecting the reported consolidated assets, liabilities or results of operations of the Company, except insofar as may have been required by a change in GAAP;

                  (vii) sell, lease (as lessor), license or otherwise dispose of or subject to any Lien any material properties or assets, except
         (A) sales of obsolete assets in the ordinary course of business consistent with past practice, (B) sales of inventory in the ordinary course of business consistent with prior practice and (C) the sale of Lens Express, Inc. substantially on the terms set forth in the Lens Express Sale Agreement;

                  (viii) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Company Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings from persons that are not directors, officers or employees of the Company or any Company Subsidiary incurred in the ordinary course of business consistent with past practice, or (B) make any loans, advances or capital contributions to, or investments in, any other person, other than to or in the Company or any direct or indirect wholly owned subsidiary of the Company or loans, investments and advances in connection with the sale of the products of the Company and the Company Subsidiaries in the ordinary course of business consistent with prior practice to persons that are not directors, officers or employees of the Company or any Company Subsidiary, not to exceed $100,000 individually or $1,000,000 in the aggregate;

                    (ix) make or agree to make any new capital expenditure or expenditures that are in excess of $50,000 individually or $250,000 in the aggregate;

                  (x) make or change any material Tax election or settle or compromise any material Tax liability or refund, except for liabilities not in excess of $100,000 individually or $1,000,000 in the aggregate;

                  (xi) (A) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) in excess of $50,000 individually or $500,000 in the aggregate, other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred in the ordinary course of business consistent with past practice, (B) cancel any indebtedness in excess of $50,000 individually or $500,000 in the aggregate or waive any claims or rights of substantial value or (C) waive the benefits of, or agree to modify in any manner, any confidentiality, standstill or similar agreement to which the Company or any Company Subsidiary is a party;

                  (xii) enter into, renew, extend, amend, modify, waive any material provision of, or terminate any lease or similar commitment, in each case providing for payments in excess of $100,000 over the term of such lease or commitment (or until the date on which such lease or commitment may be terminated by the Company without penalty); or

                  (xiii) authorize, or commit or agree to take, any of the foregoing actions.

          (b) Other Actions. The Company and Parent shall not, and shall not permit any of their respective subsidiaries to, take any action that would, or that would reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or
(iii) any condition to the Offer set forth in Exhibit A, or any condition to the Merger set forth in Article VII, not being satisfied; provided, however, that the obligations set forth in this Section 5.01(b) shall not be deemed to have been breached as a result of actions by the Company expressly permitted under Section 5.02(b).

          (c) Advice of Changes. The Company shall promptly advise Parent orally and in writing of any change or event that has had or would reasonably be expected to have a Company Material Adverse Effect.

          SECTION 5.02. No Solicitation. (a) The Company shall not, nor shall it authorize or permit any Company Subsidiary to, nor shall it authorize or permit any officer, director or employee of, or any investment banker, attorney or other advisor or representative (collectively, "Representatives") of, the Company or any Company Subsidiary to, (i) directly or indirectly solicit, initiate or encourage the submission of, any Company Takeover Proposal (as defined in Section 5.02(e)), (ii) enter into any agreement with respect to any Company Takeover Proposal or (iii) directly or indirectly participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal; provided, however, that prior to the first acceptance for payment of shares of Company Common Stock pursuant to the Offer the Company may, to the extent necessary to act in a manner consistent with the fiduciary obligations of the Company Board, as determined in good faith by it after consultation with outside counsel, in response to a Company Takeover Proposal (as defined in Section 5.02(e)) that the Company Board determines, in good faith after consultation with outside counsel and Chase Securities Inc. or another nationally recognized independent financial advisor, is reasonably likely to lead to a Superior Company Proposal (as defined in Section 5.02(e)), that was not solicited by the Company and that did not otherwise result from a breach or a deemed breach of this Section 5.02(a), and subject to compliance with Section 5.02(c),(x) furnish information with respect to the Company to the person making such Company Takeover Proposal and its Representatives pursuant to a customary confidentiality agreement and (y) participate in discussions or negotiations with such person and its Representatives regarding such Company Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company or any Company Subsidiary, whether or not such person is purporting to act on behalf of the Company or any Company Subsidiary or otherwise, shall be deemed to be a breach of this Section 5.02(a) by the Company.

          (b) Unless the Company Board, after consultation with outside counsel, determines in its good faith judgment that it is necessary to do so in order to fulfill its fiduciary obligations under applicable Law, neither the Company Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to Parent or Sub, or publicly propose to withdraw or modify in a manner adverse to Parent or Sub, the approval or recommendation by the Company Board or any such committee of this Agreement, the Offer or the Merger, (ii) approve any letter of intent, agreement in principle, acquisition agreement or similar agreement relating to any Company Takeover Proposal or
(iii) approve or recommend, or publicly propose to approve or recommend, any Company Takeover Proposal. The Company shall not take the actions set forth in clauses (ii) or (iii) of the preceding sentence unless it has terminated this Agreement pursuant to Section 8.01(e).

          (c) The Company promptly shall advise Parent orally and, within two business days, in writing of any Company Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Company Takeover Proposal, the material terms and conditions of any such Company Takeover Proposal (including any changes thereto) and the identity of the person making any such Company Takeover Proposal or inquiry. The Company shall
(i) keep Parent fully informed of the status and details (including any change to the terms thereof) of any such Company Takeover Proposal and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company by any third party in connection with any Company Takeover Proposal or sent or provided by the Company to any third party in connection with any Company Takeover Proposal.

          (d) Nothing contained in this Section 5.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any required disclosure to the Company's stockholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law.

          (e) For purposes of this Agreement:

                  "Company Takeover Proposal" means (i) any proposal or offer for a merger, consolidation, dissolution, recapitalization or other business combination involving the Company or any Significant Subsidiary of the Company, (ii) any proposal for the issuance by the Company of over 20% of its equity securities as consideration for the assets or securities of another person or (iii) any proposal or offer to acquire in any manner, directly or indirectly, over 20% of the equity securities or consolidated total assets of the Company, in each case other than pursuant to the Transactions.

                  "Superior Company Proposal" means any proposal made by a third party to acquire substantially all the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a consolidation, a liquidation or dissolution, a recapitalization or a sale of all or substantially all its assets,
         (i) on
         terms which the Company Board determines in good faith to be superior from a financial point of view to the holders of Company Common Stock to the Transactions (after consultation with the Company's financial advisor, which shall be Chase Securities Inc. or another nationally recognized independent financial advisor), taking into account all the terms and conditions of such proposal and this Agreement (including any proposal by Parent to amend the terms of the Transactions) and (ii) that is reasonably capable of being completed, taking into account all financial, regulatory, legal and other aspects of such proposal.

                                  ARTICLE VI

                             Additional Agreements

          SECTION 6.01. Preparation of Proxy Statement; Stockholders Meeting.
(a) The Company shall, as soon as practicable following the expiration of the Offer, prepare and file with the SEC the Proxy Statement in preliminary form, and each of the Company, Parent and Sub shall use their best efforts to respond as promptly as practicable to any comments of the SEC with respect thereto. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. If at any time prior to receipt of the Company Stockholder Approval there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare and mail to its stockholders such an amendment or supplement. The Company shall not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects. The Company shall use its best efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after filing with the SEC.

          (b) The Company shall, as soon as practicable following the expiration of the Offer, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") for the purpose of seeking the Company Stockholder Approval. Subject to Section 5.02(b), the Company shall, through the Company Board, recommend to its stockholders that they give the Company Stockholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 6.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal. Notwithstanding the foregoing, if Sub or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of each series of Company Capital Stock, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a stockholders meeting in accordance with Section 82 of the BCL.

          (c) Parent shall cause all shares of Company Common Stock purchased pursuant to the Offer and all other shares of Company Common Stock owned by Parent, Sub or any other subsidiary of Parent to be voted in favor of the approval of this Agreement.

          SECTION 6.02. Access to Information; Confidentiality. The Company shall, and shall cause each of its subsidiaries to, afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, upon reasonable notice, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and
(b) all other information concerning its business, properties and personnel as Parent may reasonably request; provided, however, that the Company may withhold the documents and information described in the Company Disclosure Letter to the extent required to comply with the terms of a confidentiality agreement with a third party in effect on the date of this Agreement; provided further, that the Company shall use all reasonable efforts to obtain, as promptly as practicable, any consent from such third party required to permit the Company to furnish such documents and information to Parent. All information exchanged pursuant to this Section 6.02 shall be subject to the confidentiality agreement dated November 5, 1999, between the Company and Alcon Laboratories, Inc. (the "Confidentiality Agreement").

          SECTION 6.03. Reasonable Efforts; Notification.(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties shall use all
reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer, the Merger and the other Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions, including, when reasonable, seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions and to fully carry out the purposes of this Agreement; provided, however, that the obligations set forth in this sentence shall not be deemed to have been breached as a result of actions by the Company expressly permitted under
Section 5.02(b). In connection with and without limiting the foregoing, the Company and the Company Board shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to any Transaction or this Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement, take all action necessary to ensure that the Offer, the Merger and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger and the other Transactions. Nothing in this Agreement shall be deemed to require any party to waive any substantial rights or agree to any substantial limitation on its operations or to dispose of any significant asset or collection of assets. As promptly as practicable after the consummation of the Offer, the Company shall use all reasonable efforts to notify Parent of any actions or nonactions of, waivers, consents and approvals from, and registrations and filings with, Governmental Entities, and any consents, approvals or waivers from third parties, that would be required in connection with the consummation of the Merger in the event that Parent elects pursuant to

Section 1.03 to merge the Company with and into Sub instead of merging Sub into the Company.

          (b) The Company shall give prompt notice to Parent, and Parent or Sub shall give prompt notice to the Company, of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure by it to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

          SECTION 6.04. Stock Options. (a) As soon as practicable following the date of this Agreement, the Company Board (or, if appropriate, any committee administering the Company Stock Plans) shall adopt such resolutions or take such other actions as are required to adjust the terms of all outstanding Company Stock Options and all outstanding Company SARs, in each case whether vested or unvested, heretofore granted under any Company Stock Plan to provide that each such Company Stock Option (and any Company SAR related thereto) outstanding immediately prior to the first acceptance for payment of shares of Company Common Stock pursuant to the Offer shall be canceled in exchange for a cash payment by the Company as soon as practicable following the first acceptance for payment of shares of Company Common Stock pursuant to the Offer of an amount equal to (i) the excess, if any, of (x) the highest price per share of Company Common Stock to be paid pursuant to the Offer over (y) the exercise price per share of Company Common Stock subject to such Company Stock Option, multiplied by (ii) the number of shares of Company Common Stock for which such Company Stock Option shall not theretofore have been exercised. The Company will be responsible for any required reporting to Federal, state or local tax authorities.

          (b) All amounts payable pursuant to this Section 6.04 shall be subject to any required withholding of Taxes or proof of eligibility of exemption therefrom and shall be paid without interest by the Company as soon as practicable following the first acceptance for payment of shares of Company Common Stock pursuant to the Offer. The Company shall use its best efforts to obtain all consents of the holders of Company Stock Options as shall be necessary to effectuate the foregoing. Notwithstanding anything to the contrary contained in this Agreement, payment shall, at Parent's request, be withheld in respect of any Company Stock Option until all necessary consents with respect to such Company Stock Option are obtained.

          (c) The Company Stock Plans shall terminate as of the Effective Time, and the provisions in any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be deleted as of the Effective Time, and the Company shall ensure that following the Effective Time no holder of a Company Stock Option or Company SAR or any participant in any Company Stock Plan or other Company Benefit Plan shall have any right thereunder to acquire any capital stock of the Company or the Surviving Corporation.

          (d) In this Agreement:

              "Company Stock Option" means any option to purchase Company Common Stock granted under any Company Stock Plan.

              "Company SAR" means any stock appreciation right linked to the price of Company Common Stock and granted under any Company Stock Plan.

              "Company Stock Plans" means the 1992 Stock Option Plan for Outside Directors, the 1999 Outside Director Compensation Plan, the 1987 Stock Option Plan, the 1997 Stock Option Plan, the Employee Stock Purchase Plan and all agreements under which there are outstanding options to purchase Company Common Stock granted to employees, consultants or any other person.

          SECTION 6.05. Benefit Plans. (a) Except as set forth in Section 6.04, Parent agrees to cause the Surviving Corporation (i) to maintain for a period of one year after the Effective Time the Company Benefit Plans (other than equity-based plans) in effect on the date of this Agreement or (ii) to provide benefits (other than equity-based plans) to each current employee of the Company and its subsidiaries that are not materially less favorable in the aggregate to such employees than those benefits in effect for such employees on the date of this Agreement.

          (b) In addition to the agreement set forth in Section
6.05(a), from and after the Control Date and from and after the Effective Time, Parent shall cause the Company or the Surviving Corporation, as applicable, to honor in accordance with their respective terms (as in effect on the date of this Agreement), all the Company's employment, severance and termination agreements, plans and policies disclosed in the Company Disclosure Letter, including any change in control provisions contained therein.

          (c) With respect to any "employee benefit plan", as defined in
Section 3(3) of ERISA, maintained by Parent or any of its subsidiaries (including any severance plan), for all purposes, including determining eligibility to participate and vesting, service with the Company or any Company Subsidiary shall be treated as service with Parent or any of its subsidiaries; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

          SECTION 6.06. Indemnification. (a) Parent shall, to the fullest extent permitted by Law, cause the Company (from and after the Control Date) and the Surviving Corporation (from and after the Effective Time) to honor all the Company's obligations to indemnify, defend and hold harmless (including any obligations to advance funds for expenses) the current and former directors and officers of the Company and its subsidiaries against all losses, claims, damages or liabilities arising out of acts or omissions by any such directors and officers occurring prior to the Effective Time to the maximum extent that such obligations of the Company exist on the date of this Agreement, whether pursuant to the Company Charter, the Company By-laws, the BCL, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Company Charter, the Company By-laws, the BCL and such individual indemnity agreements from the Effective Time until the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions. In the event a current or former director or officer of the Company or any of its subsidiaries is entitled to indemnification under this Section 6.06(a), such director or officer shall be entitled to reimbursement from the Company (from and after the Control Date) or the Surviving Corporation (from and after the Effective Time) for reasonable attorney fees and expenses incurred by such director or officer in pursuing such indemnification, including payment of such fees and expenses by the Surviving Corporation or the Company, as applicable, in advance of the final disposition of such action upon receipt of an undertaking by such current or former director or officer to repay such payment if it shall be adjudicated that such current or former director or officer was not entitled to such payment.

          (b) From and after the Control Date and for a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company (provided that Parent may either (i) substitute therefor policies with reputable and financially sound carriers or (ii) maintain self insurance or similar arrangements through a financially sound insurance affiliate of Parent, in each case of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, however, that Parent shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance (such 200% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Parent shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium. The Company represents to Parent that the Maximum Premium is $400,000.

          (c) The Company will maintain, through the Effective Time, the Company's existing directors' and officers' insurance in full force and effect without reduction of coverage.

          (d) The By-Laws of the Surviving Corporation shall contain the provisions that are set forth, as of the date of this Agreement, in Article VIII of the By-Laws of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at or at any time prior to the Effective Time were directors, officers, employees or other agents of the Company (and during such period the Articles of Organization of the Company shall not be amended, repealed or otherwise modified in any manner that would have the effect of so amending, repealing or otherwise modifying such provisions of the By-Laws).

          (e) If the Surviving Corporation or any of its successors or assigns
(i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger and the continuing or surviving entity does not assume the obligations of the Surviving Corporation set forth in this Section 6.06, or (ii) transfers all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume, as a matter of law or otherwise, the obligations set forth in this Section 6.06.

          (f) Parent guarantees that if for any reason the Company or the Surviving Corporation, as the case may be, shall not meet its obligations pursuant to this Section 6.06, it shall meet such obligations in full when and as such obligations arise.

          SECTION 6.07. Fees and Expenses. (a) Except as provided below, all fees and expenses incurred in connection with the Merger and the other Transactions shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

          (b) The Company shall pay to Parent a fee of $32.5 million if: (i) this Agreement is terminated pursuant to Section 8.01(b)(iii) as a result of the failure of the condition set forth in paragraph (d) of Exhibit A; (ii) the Company terminates this Agreement pursuant to Section 8.01(e); (iii) Parent terminates this Agreement pursuant to Section 8.01(d)(i) or 8.01(d)(ii) as a result of a material breach of Section 5.02; (iv) after the date of this Agreement, any person makes a Company Takeover Proposal, (A) the Offer shall have remained open until the scheduled expiration date immediately following the date such Company Takeover Proposal is made, (B) the Minimum Tender Condition is not satisfied at such expiration date, (C) this Agreement is terminated pursuant to Section 8.01(b)(i) or 8.01(b)(iii) (other than as a result of the failure of the condition set forth in paragraph (d) of Exhibit
A) and (D) within 12 months of such termination the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by a Company Takeover Proposal; or (v) subject to Section 6.07(c), this Agreement is terminated pursuant to Section 8.01(c) as a result of a wilful breach by the Company and within 12 months of such termination the Company enters into a definitive agreement to consummate, or consummates, the transactions contemplated by a Company Takeover Proposal. Any fee due under this Section 6.07(b) shall be paid by wire transfer of same-day funds on the date of termination of this Agreement (except that in the case of clause (iv) or (v) above such payment shall be made on the date of execution of such definitive agreement or, if earlier, consummation of such transactions).

          (c) If the Company becomes obligated to pay a fee under Section 6.07(b) as a result of a termination pursuant to Section 8.01(c), Parent may elect not to receive the fee and may instead pursue any and all rights, claims and causes of action it may have under Law with respect to the breach giving rise to such right of termination. If Parent elects to receive the fee, and the Company pays the fee as required by Section 6.07(b), the payment by the Company of such fee shall be Parent's sole remedy with respect to such breach and Parent shall waive, to the fullest extent permitted by Law, any and all rights, claims and causes of action (other than claims of, or causes of action arising from, fraud) it may have against the Company with respect to such breach.

          SECTION 6.08. Public Announcements. Parent and Sub, on the one hand, and the Company, on the other hand, shall consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the Offer, the Merger and the other Transactions and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law (including foreign regulations relating to competition), court process or by obligations pursuant to any listing agreement with any national securities exchange.

          SECTION 6.09. Transfer Taxes. All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes) ("Transfer Taxes") incurred in connection with the Transactions shall be paid by the party upon whom the primary burden for payment is placed by the applicable law. Each party shall cooperate with the other in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes and shall use reasonable efforts to avail itself of any available exemptions from such Transfer Taxes, and shall cooperate in providing any information and documentation that may be necessary to obtain such exemptions.

          SECTION 6.10. Directors. Promptly upon the first acceptance for payment of, and payment by Sub for, any shares of Company Common Stock pursuant to the Offer, Sub shall be entitled to designate such number of directors on the Company Board as will give Sub, subject to compliance with
Section 14(f) of the Exchange Act, representation on the Company Board equal to at least that number of directors, rounded up to the next whole number, which is the product of (a) the total number of directors on the Company Board (giving effect to the directors elected pursuant to this sentence) multiplied by (b) the percentage that (i) such number of shares of Company Common Stock so accepted for payment and paid for by Sub plus the number of shares of Company Common Stock otherwise owned by Sub or any other subsidiary of Parent bears to (ii) the number of such shares outstanding, and the Company shall, at such time, cause Sub's designees to be so elected; provided, however, that in the event that Sub's designees are appointed or elected to the Company Board, until the Effective Time the Company Board shall have at least three directors who are directors on the date of this Agreement and who are not officers of the Company (the "Independent Directors"); and provided further that, in such event, if the number of Independent Directors shall be reduced below three for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there shall be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Directors then remain, the other directors shall designate three persons to fill such vacancies who are not officers, stockholders or affiliates of the Company, Parent or Sub, and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Subject to applicable Law, the Company shall take all action requested by Parent necessary to effect any such election, including mailing to its stockholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company shall make such mailing with the mailing of the
Schedule 14D-9 (provided that Sub shall have provided to the Company on a timely basis all information required to be included in the Information Statement with respect to Sub's designees). In connection with the foregoing, the Company shall promptly, at the option of Sub, either increase the size of the Company Board or obtain the resignation of such number of its current directors as is necessary to enable Sub's designees to be elected or appointed to the Company Board as provided above.

          SECTION 6.11. Rights Agreement; Consequences if Rights Triggered. The Company Board shall take all action requested in writing by Parent in order to render the Company Rights inapplicable to the Offer, the Merger and the other Transactions. Except as approved in writing by Parent, the Company Board shall not (i) amend the Company Rights Agreement, (ii) redeem the Company Rights or (iii) take any action with respect to, or make any determination under, the Company Rights Agreement, in each case in a manner adverse to Parent or Sub. If any Distribution Date, Stock Acquisition Date or Common Stock Event occurs under the Company Rights Agreement at any time during the period from the date of this Agreement to the Effective Time, the Company and Parent shall make such adjustment to the Offer Price as the Company and Parent shall mutually agree so as to preserve the economic benefits that the Company and Parent each reasonably expected on the date of this Agreement to receive as a result of the consummation of the Offer, the Merger and the other Transactions.

          SECTION 6.12. Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and its directors relating to any Transaction; provided, however, that Parent shall have the right to prevent the Company from entering into any such settlement without Parent's consent if Parent agrees to indemnify the Company and each director of the Company for the amount of its, his or her liability, if any, arising from the underlying claim, net of any insurance proceeds received by such person, that is in excess of the amount for which such person would have been liable under such settlement.

          SECTION 6.13. Transfers of Certain Intangible Assets. No later than simultaneously with the first acceptance for payment of, and payment by Sub for, at least two-thirds of the Fully Diluted Shares (as defined in Exhibit A) pursuant to the Offer, (a) the Company shall cause its subsidiary, Autonomous Technologies Corp., a Delaware corporation ("Autonomous"), to transfer (x) certain of the Intellectual Property Rights of Autonomous and its subsidiaries and (y) certain licenses, approvals and registrations issued by, or filed with, the FDA, and all other Governmental Entities performing similar functions, and all rights therein, of Autonomous and its subsidiaries with respect to any products of Autonomous and its subsidiaries to Alcon Universal Ltd., a Swiss corporation ("AUL"), in exchange for a cash payment by AUL equal to the fair market value of the transferred assets, and (b) the Company shall transfer to AUL all of the outstanding shares of stock in its subsidiary, Summit Technology Ireland B.V., a Netherlands corporation ("DutchCo"), in exchange for a cash payment by AUL equal to the net book value of DutchCo). If any consent required to transfer an asset pursuant to this Section 6.13 has not been obtained prior to the time at which such transfer would otherwise occur, Parent and the Company shall cooperate in any lawful and reasonable arrangement proposed by Parent under which AUL shall obtain the economic claims, rights and benefits under such asset until such consent has been obtained.

                                  ARTICLE VII

                             Conditions Precedent

          SECTION 7.01. Conditions to Each Party's Obligation To Effect The Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. The Company shall have obtained the Company Stockholder Approval, if required.

          (b) Antitrust. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired. Any consents, approvals and filings under any other foreign antitrust Law the absence of which would prohibit the consummation of Merger, shall have been obtained or made.

          (c) No Injunctions or Restraints. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger or the other Transactions shall be in effect; provided, however, that prior to asserting this condition each of the parties shall have used all reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

          (d) Acceptance of Shares Pursuant to the Offer. Sub shall have accepted shares of Company Common Stock for payment pursuant to the Offer; provided, that the obligation of a party to effect the Merger shall not be conditioned on the fulfillment of the condition set forth in this clause (d) if the failure of Sub to accept shares of Company Common Stock for payment pursuant to the Offer shall have constituted or resulted from a material breach of the Offer or this Agreement by such party.

                                 ARTICLE VIII

                       Termination, Amendment and Waiver

                  SECTION 8.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of Company Stockholder Approval:

                  (a) by mutual written consent of Parent, Sub and the Company;

                  (b) by either Parent or the Company:

                           (i) if the Offer is not consummated on or before
                  November 26, 2000 (the "Outside Date"), unless the failure to consummate the Offer is the result of a wilful and material breach of this Agreement by the party seeking to terminate this Agreement;

                           (ii) if any Governmental Entity issues an order,
                  decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, shares of Company Common Stock pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

                           (iii) if as the result of the failure of any of the
                  conditions set forth in Exhibit A to this Agreement, the Offer shall have terminated or expired in accordance with its terms without Sub having accepted shares of Company Common Stock for payment pursuant to the Offer; provided, however, that the right to terminate this Agreement pursuant to this clause (iii) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in the failure of any such condition or if the failure of such condition results from facts or circumstances that constitute a wilful breach of any representation or warranty under this Agreement by such party; or

                           (iv) if, upon a vote at a duly held meeting to
                  obtain the Company Stockholder Approval, the Company Stockholder Approval is not obtained; provided, that Parent may not terminate this Agreement under this Section 8.01(b)(iv) if the Company Common Stock owned by Sub, Parent or any other subsidiary of Parent shall not have been voted in favor of obtaining the Company
                  Stockholder Approval;

                  (c) by Parent, if the Company breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement (other than a breach or failure to perform for which Parent has the right to terminate this Agreement pursuant to Section 8.01(d)(ii)), which breach or failure to perform
         (i) would give rise to the failure of a condition set forth in Exhibit A, and (ii) cannot be or has not been cured within 30 days after the giving of written notice to the Company of such breach (provided that Parent is not then in material breach of any representation, warranty or covenant contained in this Agreement); or

                  (d) by Parent prior to the first acceptance of shares of Company Common Stock for payment pursuant to the Offer:

                           (i) if the Company Board or any committee thereof
                  withdraws or modifies in a manner adverse to Parent or Sub, or publicly proposes to withdraw or modify in a manner adverse to Parent or Sub, its approval or recommendation of this Agreement, the Offer or the Merger, fails to recommend to the Company's stockholders that they accept the Offer and give the Company Stockholder Approval or publicly approves or recommends, or publicly proposes to approve or recommend, any Company Takeover Proposal; or

                           (ii) if the Company or any of its officers,
                  directors, employees, representatives or agents takes any of the actions that would be proscribed by Section 5.02 but for the exceptions therein allowing certain actions to be taken pursuant to the proviso in the first sentence of Section 5.02(a); or

                  (e) by the Company prior to the first acceptance of shares of Company Common Stock for payment pursuant to the Offer in accordance with Section 8.05(b); provided, however, that the Company shall have complied with all provisions thereof, including the notice provisions therein; or

                  (f) by the Company prior to the first acceptance of shares of Company Common Stock for payment pursuant to the Offer, if Parent breaches or fails to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform cannot be or has not been cured within 30 days after the giving of written notice to Parent of such breach (provided that the Company is not then in material breach of any representation, warranty or covenant contained in this Agreement).

          SECTION 8.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than
Section 3.16, Section 4.06, the last sentence of Section 6.02, Section 6.07, this Section 8.02 and Article IX, which provisions shall survive such termination, and except to the extent that such termination results from the wilful and material breach by a party of any representation, warranty or covenant set forth in this Agreement.

          SECTION 8.03. Amendment. This Agreement may be amended by the parties at any time before or after receipt of the Company Stockholder Approval; provided, however, that after receipt of the Company Stockholder Approval, there shall be made no amendment that by Law requires further approval by the stockholders of the Company without the further approval of such stockholders; and provided, further, that after this Agreement is adopted by the Company's stockholders, no such amendment or modification shall be made that reduces the amount or changes the form of Merger Consideration or otherwise materially and adversely affects the rights of the Company's stockholders hereunder, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          SECTION 8.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of
Section 8.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

          SECTION 8.05. Procedure for Termination, Amendment, Extension or Waiver. (a) A termination of this Agreement pursuant to Section 8.01, an amendment of this Agreement pursuant to Section 8.03 or an extension or waiver pursuant to Section 8.04 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors; provided, that in the case of the Company, such action shall also require action by a majority of the Independent Directors.

          (b) The Company may terminate this Agreement pursuant to Section 8.01(e) only if (i) the Company Board has received a Superior Company Proposal, (ii) in light of such Superior Company Proposal the Company Board shall have determined in good faith, after consultation with outside counsel, that it is necessary for the Company Board to withdraw or modify its approval or recommendation of this Agreement, the Offer or the Merger in order to act in a manner consistent with its fiduciary duty under applicable Law, (iii) the Company has notified Parent in writing of the determinations described in clause (ii) above, (iv) at least three business days following receipt by Parent of the notice referred to in clause (iii) above, and taking into account any revised proposal made by Parent since receipt of the notice referred to in clause (iii) above, such Superior Company Proposal remains a Superior Company Proposal and the Company Board has again made the determinations referred to in clause (ii) above, (v) the Company is in compliance with Section 5.02 (other than breaches that, individually and in the aggregate, are not material and do not prejudice Parent's rights under this Agreement), (vi) the Company has previously paid the fee due under
Section 6.07, (vii) the Company Board concurrently approves, and the Company concurrently enters into, a definitive agreement providing for the implementation of such Superior Company Proposal and (viii) Parent is not at such time entitled to terminate this Agreement pursuant to Section 8.01(c).

                                  ARTICLE IX

                              General Provisions

          SECTION 9.01. Nonsurvival of Representations and Warranties. Except as provided in the last sentence of this Section 9.01, none of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 9.01 (including any rights arising out of any breach of such representations and warranties) shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

          SECTION 9.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given (i) seven days after mailing by certified mail, (ii) when delivered by hand, (iii) upon confirmation of receipt by telecopy or (iv) one business day after sending by overnight delivery service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) if to Parent or Sub, to

                   Alcon Holdings Inc.
                   6201 South Freeway
                   Fort Worth, TX 76134-2099

                   Attention:  Elaine E. Whitbeck, Esq.
                   Facsimile:  (817) 568-7579

                   with a copy to:

                   Cravath, Swaine & Moore
                   825 Eighth Avenue
                   New York, NY  10019

                   Attention:  Alan C. Stephenson, Esq.
                   Facsimile:  (212) 474-3700

            (b) if to the Company, to
                   Summit Autonomous Inc.
                   21 Hickory Drive
                   Waltham, MA  02451

                   Attention:  James A. Lightman, Esq.
                   Facsimile:  (781) 890-6739

                   with a copy to:

                   Ropes & Gray
                   One International Place
                   Boston, MA  02110-2624

                   Attention:  Keith F. Higgins, Esq.
                   Facsimile:  (617) 951-7050

          SECTION 9.03. Definitions. For purposes of this Agreement:

          An "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person.

          A "key employee" means an employee of the Company or any Company Subsidiary whose total annual compensation (including incentive compensation), after giving effect to any increase after the date of this Agreement, exceeds $85,000.

          A "material adverse effect" on a party means a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of such party and its subsidiaries, taken as a whole.

          A "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity.

          A "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

          "to the knowledge" of any specified corporation means to the actual knowledge of any director or officer of such corporation.

          SECTION 9.04. Interpretation; Disclosure Letters. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Any matter disclosed in any section of the Company Disclosure Letter shall be deemed disclosed only for the purposes of the specific Sections of this Agreement to which such section relates.

          SECTION 9.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          SECTION 9.06. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          SECTION 9.07. Entire Agreement; No Third-Party Beneficiaries. This Agreement, taken together with the Company Disclosure Letter and the Confidentiality Agreement, (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the Transactions and (b) except for the provisions of
Article II, Section 6.04 and Section 6.06, are not intended to confer upon any person other than the parties any rights or remedies.

          SECTION 9.08. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of The Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          SECTION 9.09. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations under this Agreement. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

          SECTION 9.10. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Massachusetts state court or any Federal court located in The Commonwealth of Massachusetts, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Massachusetts state court or any Federal court located in The Commonwealth of Massachusetts in the event any dispute arises out of this Agreement or any Transaction, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any Transaction in any court other than any Massachusetts state court or any Federal court sitting in The Commonwealth of Massachusetts and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement or any Transaction.

          SECTION 9.11. Consents. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in Sections 8.04 and 8.05. Sub hereby agrees that any consent or waiver of compliance given by Parent hereunder shall be conclusively binding upon it, whether given expressly on its behalf or not.

          IN WITNESS WHEREOF, Parent, Sub and the Company have duly executed this Agreement, all as of the date first written above.

                                    ALCON HOLDINGS INC.,

                                      by /s/ Timothy R.G. Sear
                                         -------------------------------
                                         Name:  Timothy R.G. Sear
                                         Title: Chairman of the Board,
                                                Chief Executive Officer
                                                and President

                                    ALCON ACQUISITION CORP.,

                                      by /s/ Elaine E. Whitbeck
                                         -------------------------------
                                         Name:  Elaine E. Whitbeck
                                         Title: President

                                      by /s/ Douglas MacHatton
                                         -------------------------------
                                         Name:  Douglas MacHatton
                                         Title: Treasurer

                                    SUMMIT AUTONOMOUS INC.,

                                      by /s/ Robert J. Palmisano
                                         -------------------------------
                                         Name:  Robert J. Palmisano
                                         Title: President and
                                                Chief Executive Officer

                                      by /s/ Robert J. Kelly
                                         -------------------------------
                                         Name:  Robert J. Kelly
                                         Title: Treasurer

                                                                     EXHIBIT A


                            Conditions of the Offer

          Notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered shares of Company Common Stock promptly after the termination or withdrawal of the Offer), to pay for any shares of Company Common Stock tendered pursuant to the Offer unless
(i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of Company Common Stock which, together with that number of shares of Company Common Stock owned by Parent, Sub and Parent's other subsidiaries, would represent at least two-thirds of the Fully Diluted Shares (the "Minimum Tender Condition") and (ii) any waiting period under the HSR Act applicable to the purchase of shares of Company Common Stock pursuant to the Offer shall have expired or been terminated. The term "Fully Diluted Shares" means all outstanding securities entitled generally to vote in the election of directors of the Company on a fully diluted basis, after giving effect to the exercise or conversion of all options, rights and securities exercisable or convertible into such voting securities. Furthermore, notwithstanding any other term of the Offer or this Agreement, Sub shall not be required to accept for payment or, subject as aforesaid, to pay for any shares of Company Common Stock not theretofore accepted for payment or paid for, and may terminate or amend the Offer, (A) with the consent of the Company or (B) without the consent of the Company at any time on or after the date of this Agreement and before the first acceptance of such shares for payment or the payment therefor when any of the following conditions exists:

          (a) there shall be threatened or pending any suit, action or proceeding by any Governmental Entity, or pending any suit, action or proceeding with a reasonable likelihood of success by any other person, (i) challenging the acquisition by Parent or Sub of any Company Common Stock, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or any other Transaction, or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Company and its subsidiaries taken as whole or Parent and its subsidiaries taken as a whole, or to compel the Company, Parent or any of their respective subsidiaries to dispose of or hold separate any material portion of the business or assets of the Company and its subsidiaries taken as whole or Parent and its subsidiaries taken as a whole, as a result of the Offer, the Merger or any other Transaction, (iii) seeking to impose limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any shares of Company Common Stock, including the right to vote the Company Common Stock acquired by it on all matters properly presented to the stockholders of the Company or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Company and the Company Subsidiaries;

            (b) any Law or Judgment enacted, entered, enforced, promulgated, amended or issued with respect to, or deemed applicable to, or any required consent or approval withheld with respect to, (i) Parent, the Company or any of their respective subsidiaries or (ii) the Offer, the Merger or any other Transaction, by any Governmental Entity that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in paragraph (a) above;

           (c) except as disclosed in the Filed Company SEC Documents or the Company Disclosure Letter, since the date of the most recent audited financial statements included in the Filed Company SEC Documents there shall have occurred any event, change, effect or development that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect;

           (d) the Company Board or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or Sub, or publicly proposed to withdraw or modify in a manner adverse to Parent or Sub, its approval or recommendation of this Agreement, the Offer or the Merger, failed to recommend to the Company's stockholders that they accept the Offer and give the Company Stockholder Approval or approved or recommended, or publicly proposed to approve or recommend, any Company Takeover Proposal;

          (e) any representation and warranty of the Company in this Agreement that is qualified as to materiality shall not be true and correct or any such representation and warranty that is not so qualified shall not be true and correct in any material respect, as of the date of this Agreement and as of such time, except to the extent such representation and warranty expressly relates to an earlier date (in which case on and as of such earlier date);

          (f) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement, which failure to perform or comply cannot be or has not been cured within five days after the giving of written notice to the Company of such breach; or

           (g) this Agreement shall have been terminated in accordance with its terms;

which, in the sole and good faith judgment of Sub or Parent, in any such case, and regardless of the circumstances giving rise to any such condition (including any action or inaction by Parent or any of its affiliates), makes it inadvisable to proceed with such acceptance for payment or payment.

          The foregoing conditions are for the sole benefit of Sub and Parent and, subject to Section 1.01(a), may be asserted by Sub or Parent regardless of the circumstances giving rise to such condition or may be waived by Sub and Parent in whole or in part at any time and from time to time in their sole discretion (subject to the terms of this Agreement). The failure by Parent, Sub or any other affiliate of Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                                                     EXHIBIT B
                                                        FEDERAL IDENTIFICATION
                                                            NO.
-------------
          |
          |           | The Commonwealth of Massachusetts
----------|                 William Francis Galvin
Examiner  |              Secretary of the Commonwealth
          |   One Ashburton Place, Boston, Massachusetts 02108-1512
          |
          |
          |            RESTATED ARTICLES OF ORGANIZATION
          |        (General Laws, Chapter 156B, Section 74)
          |
----------|   We,
Name      |       ------------------------------------------------------------,
Approved  |   *President / *Vice President,
          |
          |
          |   and
          |       ------------------------------------------------------------
          |   *Clerk / *Assistant Clerk,
          |
          |
          |   of                   Summit Autonomous Inc.
          |                       ----------------------
          |                      (Exact name of corporation)
          |
          |   located at                      [address]
          |             ----------------      --------------------------------,
          |              (Street address of corporation in Massachusetts)
          |
          |   do hereby certify that the following Restatement of the Articles
          |   of Organization was duly adopted at a meeting held on          ,
          |   2000 by a vote of the directors/or:
          |
          |                       shares of    Common Stock       of
          |   ----------------             ----------------------    ---------
          |   shares outstanding,
          |                          (type, class & series, if any)
          |
          |   being at least two-thirds of each type, class or series
          |   outstanding and entitled to vote thereon and of each type, class
          |   or series of stock whose rights are adversely affected thereby:
          |
          |                  ARTICLE I The name of
          |                   the corporation is:
          |
          |                 Summit Autonomous Inc.
          |
          |
     C    |                       ARTICLE II
   [ ]    |
     P    |
   [ ]    |        The purpose of the corporation is to engage in the
     M    |   following business activity(ies):
   [ ]    |
  R.A.    |        To engage in research and development, manufacture and sale
   [ ]    |   of laser devices for use in any and all fields, and related
          |   components, parts and equipment.
          |
          |        To carry on any business and engage in any other activity,
          |   whether or not related to those in the foregoing paragraph,
          |   which may be permitted by the laws of the Commonwealth of
          |   Massachusetts to a corporation organized under Chapter 156B of
          |   the General Laws of Massachusetts as the same may be amended
          |   from time to time.
          |
          |   *Delete the inapplicable words. **Delete the inapplicable clause.
          |   Note: If the space provided under any article or item on this
          |   form is insufficient, additions shall be set forth on separate
          |   8-1/2 x 11 sheets of paper with a left margin of at least 1
----------|   inch. Additions to more than one article may be made on a single
P.C.      |   sheet so long as each article requiring each addition is clearly
          |   indicated.

                                  ARTICLE III

State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:

     WITHOUT PAR VALUE                               WITH PAR VALUE
---------------------------------  --------------------------------------------
                    NUMBER OF                      NUMBER OF
    TYPE             SHARES          TYPE           SHARES           PAR VALUE
-------------- ------------------  ------------ ---------------- --------------
Common:              None           Common:       100,000,000             $0.01

Preferred:           None           Preferred:      5,000,000             $0.01


                                  ARTICLE IV

If more than one class of stock is authorized, state a distinguishing designation for each class. Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each other class of which shares are outstanding and of each series then established within any class.

                                Not applicable

                                   ARTICLE V

The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

                                     None

                                  ARTICLE VI

**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

                           See Continuation Sheet 6A




**If there are no provisions state "None".

Note: The preceding six (6) articles are considered to be permanent and may ONLY be changed by filing appropriate Articles of Amendment.

                                  ARTICLE VII

The effective date of the restated Articles of Organization of the corporation shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing.

                                 ARTICLE VIII

The information contained in Article VIII is not a permanent part of the Articles of Organization.

a. The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:

                                   [address]

b. The name, residential address and post office address of each director and officer of the corporation is as follows:

                                         RESIDENTIAL
                     NAME                ADDRESS        POST OFFICE ADDRESS
President: To be designated by Parent]
Treasurer: [To be designated by Parent]
Clerk:     [To be designated by Parent]
Directors: [To be designated by Parent]






c. The fiscal year (i.e., tax year) of the corporation shall end on the last day of the month of: December

d. The name and business address of the resident agent, if any, of the corporation is:

                                Not applicable

**We further certify that the foregoing Restated Articles of Organization affect no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:

Article VI of the Articles of Organization has been amended to read in its entirety as set forth on Continuation Sheet 6A attached hereto.

SIGNED UNDER THE PENALTIES OF PERJURY, this    day of          ,2000,


----------------------------------------------- , * President/*Vice President,

---------------------------------------------------,* Clerk/*Assistant Clerk.
*Delete the inapplicable words.    **If there are no amendments, state 'None'.

                       THE COMMONWEALTH OF MASSACHUSETTS


                       RESTATED ARTICLES OF ORGANIZATION
                   (General Laws, Chapter 156B, Section 74)


         ==========================================================




         I hereby approve the within Restated Articles of Organization and, the filing fee in the amount of $
         _____________ having been paid, said articles are deemed to have been filed with me this ______________ day of ______________________ , 19 _____.






         Effective Date: _______________________________________








                            WILLIAM FRANCES GALVIN

                         Secretary of the Commonwealth





                        TO BE FILLED IN BY CORPORATION
                         Photocopy of document to be sent to:


                            [To be provided]
        ----------------------------------------------------------

        ----------------------------------------------------------

        ----------------------------------------------------------

        Telephone:
                  ------------------------------------------------

                           Articles of Organization
                             Continuation Sheet 6A


ONE: The Board of Directors may make, amend or repeal the By-Laws of the corporation in whole or in part, except with respect to any provision thereof which by law or the By-Laws requires action by the stockholders. Any by-law adopted by the Board of Directors may be amended or repealed by the stockholders.

TWO:      Meetings of the stockholders may be held anywhere in the United
          States.

THREE: The corporation may be a partner, either general or limited, in any business enterprise it would have the power to conduct by itself.

FOUR: Except as specifically authorized by statute, no stockholder shall have any right to examine any property or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such reexamination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

FIVE: The Board of Directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. All surplus shall be available for any corporate purpose, including the payment of dividends.

SIX: The purchase or other acquisition or retention by the corporation of shares of its own capital stock shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the corporation, except as and to the extent that the stockholders shall have provided at the time of authorizing such reduction.

SEVEN: In the absence of fraud, no contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other organization of which one or more of its directors or officers are directors, trustees or officers, or in which any of them has any financial or other interest, shall be void or voidable, or in any way affected, solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies the contract or transaction, or solely because his/her or their votes are counted for such purposes, if:

               (i) The material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee which authorizes, approves or ratifies the contract or transaction, and the board or committee in good faith authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

               (ii) The material facts as to his/her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically authorized, approved or ratified in good faith by vote of the stockholders; or

               (iii) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the stockholders.

          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee thereof which authorizes, approves or ratifies the contract or transaction. No director or officer of the corporation shall be liable or accountable to the corporation or to any of its stockholders or creditors or to any other person, either for any loss to the corporation or to any other person or for any gains or profits realized by such director or officer, by reason of any contract or transaction as to which clauses (i) or (ii) or (iii) above are applicable.

EIGHT: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that, to the extent required by applicable law, this provision shall not eliminate or limit the liability of a director, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
          (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
          Section 61 or 62 or successor provisions of the Massachusetts Business Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This provision shall not eliminate or limit the liability of a director for any act or omission occurring prior to March 18, 1987. No amendment or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

NINE:     Pursuant to a written consent of the sole stockholder of the
          corporation dated as of [       ], the directors of the corporation
          shall not be classified and the corporation shall be exempt from the provisions of Chapter 156B,

          Section 50A, paragraph (a) of the Massachusetts Business Corporation Law.

                                                                       ANNEX B

                                    [LOGO]

CHASE SECURITIES INC.
270 Park Avenue
New York, NY 10017-2070

                                                                  May 26, 2000

Board of Directors
Summit Autonomous Inc.
21 Hickory Drive
Waltham, Massachusetts 02451

Members of the Board:

          You have informed us that Summit Autonomous Inc. (the "Company"),Alcon Holdings Inc. (the "Acquiror") and Alcon Acquisition Corp., a newly formed, wholly owned subsidiary of the Acquiror (the "Acquisition Sub"),propose to enter into an Agreement and Plan of Merger (the "Agreement") pursuant to which (i) the Acquiror and the Acquisition Sub would commence a tender offer (the "Tender Offer") for all outstanding shares of the common stock, par value $0.01 per share, of the Company (the "Company Shares") for $19.00 per share, net to the seller in cash (the "Consideration"), and (ii) the Acquisition Sub would be merged with the Company in a merger (the "Merger"), in which each Company Share not acquired in the Tender Offer, other than Company Shares held in treasury or owned by any subsidiary of the Company or by the Acquiror or any subsidiary of the Acquiror, or as to which appraisal rights have been perfected, would be converted into the right to receive the Consideration. The Tender Offer and the Merger, taken together, are referred to as the "Transaction".

          You have asked us whether, in our opinion, the Consideration to be received by the holders of the Company Shares pursuant to the Transaction is fair, from a financial point of view, to such holders.

          In arriving at the opinion set forth below, we have, among other things:

          (a)  reviewed a draft dated May 26, 2000 of the Agreement;

          (b) reviewed certain publicly available business and financial information we deemed relevant relating to the Company and the industries in which it operates;

          (c) reviewed certain internal non-public financial and operating data and forecasts provided to us by the management of the Company relating to its business;

          (d) discussed, with members of the senior management of the Company, the Company's operations, historical financial statements and future prospects;

          (e) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed comparable and reviewed the relevant historical stock prices of the Company Shares and certain publicly traded securities of such other companies;

          (f) compared the proposed financial terms of the Transaction with the financial terms of certain other transactions we deemed relevant; and

          (g) made such other analyses and examinations as we have deemed necessary or appropriate.

          We have assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with or reviewed by or for us, or publicly available, for purposes of this opinion and have further relied upon the assurance of the management of the Company that they are not aware of any facts that would make such information inaccurate or misleading. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of the Company, nor have we conducted a physical inspection of the properties or facilities of the Company. We have assumed that the financial forecasts provided to or discussed with us by the Company have been reasonably determined on bases reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company. We express no view as to such forecast or projection information or the assumptions on which they were based.

          For purposes of rendering our opinion, we have assumed that, in all respects material to our analysis, the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Tender Offer and the Merger will be satisfied without waiver thereof. We have also assumed that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us.

          Our opinion herein is necessarily based on market, economic and other conditions as they exist and can be evaluated on the date of this letter. Our opinion is limited to the fairness, from a financial point of view, to the holders of the Company Shares of the Consideration, and we express no opinion as to the merits of the underlying decision by the Company to engage in the Transaction. Our opinion does not constitute a recommendation to any holder of the Company Shares as to whether such holder should tender any Company Shares pursuant to the Tender Offer or how such holder should vote on the proposed Merger or any matter related thereto.

          Chase Securities Inc., as part of its financial advisory business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee for our services, payment of a portion of which is contingent upon delivery of this letter and payment of a significant portion of which is contingent upon the consummation of the Tender Offer. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. The Chase Manhattan Corporation and its affiliates, including Chase Securities Inc., in the ordinary course of business, have from time to time, provided investment banking services to the Company and commercial banking services to the Acquiror and its affiliates, for which we received usual and customary compensation, and in the future may continue to provide such services. We have acted as financial advisor to the Company in connection with the pending sale of the Company's contact lens sales and distribution business. In the ordinary course of business, we or our affiliates may trade in the debt and equity securities of the Company and the Acquiror and its affiliates for our own accounts and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

          Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be received by the holders of the Company Shares pursuant to the Transaction is fair, from a financial point of view, to such holders.

          This opinion is for the use and benefit of the Board of Directors of the Company in its evaluation of the Transaction and, except as set forth below, shall not be used for any other purpose without the prior written consent of Chase Securities Inc. This opinion shall not be reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any public references to Chase Securities Inc. be made by the Company, without the prior written consent of Chase Securities Inc., except that a copy of this opinion may be included in its entirety in any proxy statement or Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Transaction.


                                        Very truly yours,


                                        CHASE SECURITIES INC.

                                                                       ANNEX C


                          MASSACHUSETTS GENERAL LAWS
                     Business Corporation Law Chapter 156B

                                   APPRAISAL

SECTION 86  SECTIONS APPLICABLE TO APPRAISAL; PREREQUISITES.

          If a corporation proposes to take a corporate action as to which any section of this chapter provides that a stockholder who objects to such action shall have the right to demand payment for his shares and an appraisal thereof, sections eighty-seven to ninety-eight, inclusive, shall apply except as otherwise specifically provided in any section of this chapter. Except as provided in sections eighty-two and eighty- three, no stockholder shall have such right unless (1) he files with the corporation before the taking of the vote of the shareholders on such corporate action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) his shares are not voted in favor of the proposed action.

SECTION 87 STATEMENT OF RIGHTS OF OBJECTING STOCKHOLDERS IN NOTICE OF MEETING; FORM.

          The notice of the meeting of stockholders at which the approval of such proposed action is to be considered shall contain a statement of the rights of objecting stockholders. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock, and the directors may authorize the inclusion in any such notice of a statement of opinion by the management as to the existence or non-existence of the right of the stockholders to demand payment for their stock on account of the proposed corporate action. The notice may be in such form as the directors or officers calling the meeting deem advisable, but the following form of notice shall be sufficient to comply with this section:

          "If the action proposed is approved by the stockholders at the meeting and effected by the corporation, any stockholder (1) who files with the corporation before the taking of the vote on the approval of such action, written objection to the proposed action stating that he intends to demand payment for his shares if the action is taken and (2) whose shares are not voted in favor of such action has or may have the right to demand in writing from the corporation (or, in the case of a consolidation or merger, the name of the resulting or surviving corporation shall be inserted), within twenty days after the date of mailing to him of notice in writing that the corporate action has become effective, payment for his shares and an appraisal of the value thereof. Such corporation and any such stockholder shall in such cases have the rights and duties and shall follow the procedure set forth in sections 88 to 98, inclusive, of chapter 156B of the General Laws of Massachusetts".

SECTION 88   NOTICE OF EFFECTIVENESS OF ACTION OBJECTED TO

          The corporation taking such action, or in the case of a merger or consolidation the surviving or resulting corporation, shall, within ten days after the date on which such corporate action became effective, notify each stockholder who filed a written objection meeting the requirements of section eighty-six and whose shares were not voted in favor of the approval of such action, that the action approved at the meeting of the corporation of which he is a stockholder has become effective. The giving of such notice shall not be deemed to create any rights in any stockholder receiving the same to demand payment for his stock. The notice shall be sent by registered or certified mail, addressed to the stockholder at his last known address as it appears in the records of the corporation.

SECTION 89   DEMAND FOR PAYMENT; TIME FOR PAYMENT

          If within twenty days after the date of mailing of a notice under subsection (e) of section eighty-two, subsection (f) of section eighty- three, or section eighty-eight, any stockholder to whom the corporation was required to give such notice shall demand in writing from the corporation taking such action, or in the case of a consolidation or merger from the resulting or surviving corporation, payment for his stock, the corporation upon which such demand is made shall pay to him the fair value of his stock within thirty days after the expiration of the period during which such demand may be made.

SECTION 90   DEMAND FOR DETERMINATION OF VALUE; BILL IN EQUITY; VENUE

          If during the period of thirty days provided for in section eighty-nine the corporation upon which such demand is made and any such objecting stockholder fail to agree as to the value of such stock, such corporation or any such stockholder may within four months after the expiration of such thirty-day period demand a determination of the value of the stock of all such objecting stockholders by a bill in equity filed in the superior court in the county where the corporation in which such objecting stockholder held stock had or has its principal office in the commonwealth.

SECTION 91  PARTIES TO SUIT TO DETERMINE VALUE; SERVICE

          If the bill is filed by the corporation, it shall name as parties respondent all stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof. If the bill is filed by a stockholder, he shall bring the bill in his own behalf and in behalf of all other stockholders who have demanded payment for their shares and with whom the corporation has not reached agreement as to the value thereof, and service of the bill shall be made upon the corporation by subpoena with a copy of the bill annexed. The corporation shall file with its answer a duly verified list of all such other stockholders, and such stockholders shall thereupon be deemed to have been added as parties to the bill. The corporation shall give notice in such form and returnable on such date as the court shall order to each stockholder party to the bill by registered or certified mail, addressed to the last known address of such stockholder as shown in the records of the corporation, and the court may order such additional notice by publication or otherwise as it deems advisable. Each stockholder who makes demand as provided in section eighty-nine shall be deemed to have consented to the provisions of this section relating to notice, and the giving of notice by the corporation to any such stockholder in compliance with the order of the court shall be a sufficient service of process on him. Failure to give notice to any stockholder making demand shall not invalidate the proceedings as to other stockholders to whom notice was properly given, and the court may at any time before the entry of a final decree make supplementary orders of notice.

SECTION 92  DECREE DETERMINING VALUE AND ORDERING PAYMENT; VALUATION
            DATE

          After hearing the court shall enter a decree determining the fair value of the stock of those stockholders who have become entitled to the valuation of and payment for their shares, and shall order the corporation to make payment of such value, together with interest, if any, as hereinafter provided, to the stockholders entitled thereto upon the transfer by them to the corporation of the certificates representing such stock if certificated or if uncertificated, upon receipt of an instruction transferring such stock to the corporation. For this purpose, the value of the shares shall be determined as of the day preceding the date of the vote approving the proposed corporate action and shall be exclusive of any element of value arising from the expectation or accomplishment of the proposed corporate action.

SECTION 93   REFERENCE TO SPECIAL MASTER

          The court in its discretion may refer the bill or any question arising thereunder to a special master to hear the parties, make findings and report the same to the court, all in accordance with the usual practice in suits in equity in the superior court.

SECTION 94   NOTATION ON STOCK CERTIFICATES OF PENDENCY OF BILL

          On motion the court may order stockholder parties to the bill to submit their certificates of stock to the corporation for the notation thereon of the pendency of the bill, and may order the corporation to note such pendency in its records with respect to any uncertificated shares held by such stockholder parties, and may on motion dismiss the bill as to any stockholder who fails to comply with such order.

SECTION 95  COSTS; INTEREST

          The costs of the bill, including the reasonable compensation and expenses of any master appointed by the court, but exclusive of fees of counsel or of experts retained by any party, shall be determined by the court and taxed upon the parties to the bill, or any of them, in such manner as appears to be equitable, except that all costs of giving notice to stockholders as provided in this chapter shall be paid by the corporation. Interest shall be paid upon any award from the date of the vote approving the proposed corporate action, and the court may on application of any interested party determine the amount of interest to be paid in the case of any stockholder.

SECTION 96   DIVIDENDS AND VOTING RIGHTS AFTER DEMAND FOR PAYMENT

          Any stockholder who has demanded payment for his stock as provided in this chapter shall not thereafter be entitled to notice of any meeting of stockholders or to vote such stock for any purpose and shall not be entitled to the payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the date of the vote approving the proposed corporate action) unless:

          (1) A bill shall not be filed within the time provided in section ninety;

          (2)  A bill, if filed, shall be dismissed as to such stockholder;

or

          (3) Such stockholder shall with the written approval of the corporation, or in the case of a consolidation or merger, the resulting or surviving corporation, deliver to it a written withdrawal of his objections to and an acceptance of such corporate action.

          Notwithstanding the provisions of clauses (1) to (3), inclusive, said stockholder shall have only the rights of a stockholder who did not so demand payment for his stock as provided in this chapter.

SECTION 97   STATUS OF SHARES PAID FOR

          The shares of the corporation paid for by the corporation pursuant to the provisions of this chapter shall have the status of treasury stock, or in the case of a consolidation or merger the shares or the securities of the resulting or surviving corporation into which the shares of such objecting stockholder would have been converted had he not objected to such consolidation or merger shall have the status of treasury stock or securities.

SECTION 98   EXCLUSIVE REMEDY; EXCEPTION

          The enforcement by a stockholder of his right to receive payment for his shares in the manner provided in this chapter shall be an exclusive remedy except that this chapter shall not exclude the right of such stockholder to bring or maintain an appropriate proceeding to obtain relief on the ground that such corporate action will be or is illegal or fraudulent as to him.